Filed pursuant to Rule 424(b)(5)
Registration No. 333-264388

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 26, 2022)

11,805,000 Common Shares

$1,400,073,000

BANK OF MONTREAL

The offering of common shares, without par value (the “Common Shares”) of Bank of Montreal (“we”, “us” or the “Bank”) under this prospectus supplement consists of 11,805,000 Common Shares (collectively with the Common Shares issuable upon exercise of the Over-Allotment Option (as defined herein), the “Offered Shares”) at a price of $118.60 per Offered Share (the “Offering Price”). All references to “$” or “Canadian dollars” mean the lawful currency of Canada, and all references to “US$”, “U.S. dollars” or “United States dollars” mean the lawful currency of the United States. Unless otherwise specified, all dollar amounts are expressed in Canadian dollars.

The Common Shares are listed for trading on the Toronto Stock Exchange (the “TSX”) under the trading symbol “BMO” and the New York Stock Exchange (the “NYSE”) under the trading symbol “BMO”. On December 12, 2022, the date of the public announcement of this offering, the closing sale price of the Common Shares on the TSX was $125.13 and the closing sale price of the Common Shares on the NYSE was US$91.82.

	Price to the Public	Underwriters’ Fees	Net Proceeds to the Bank(1)
Per Common Share	$118.60	$4.151	$114.449
Total(2)(3)	$1,400,073,000	$49,002,555	$1,351,070,445

(1)	Before deducting the expenses of this offering, estimated at $3 million. The expenses of this offering and the Underwriters’ (as defined herein) fees are payable by the Bank.
(2)

The Bank has granted to the Underwriters an option (the “Over-Allotment Option”), exercisable at any time, and from time to time, up to 30 days following the closing date of this offering to purchase up to an additional 1,770,750 Common Shares (the “Option Shares”) at the Offering Price, solely to cover over-allotments, if any. If the Over-Allotment Option is exercised in full, the total price to the public, the Underwriters’ fees and the net proceeds to the Bank (before deducting expenses of this offering) will be $1,610,083,950, $56,352,938 and $1,553,731,012, respectively. See “Plan of Distribution”. The grant of the Over-Allotment Option is also qualified by this prospectus (as defined herein). A purchaser who acquires Offered Shares forming part of the Underwriters’ over-allocation position acquires those securities under this prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

(3)

The total gross proceeds of this offering and the concurrent private placement (after deducting the commitment fees payable by the Bank to the Private Placement Investors in connection with the concurrent private placement), the Underwriters’ fees (and the Private Placement Agency Fee (as defined below)) and the net proceeds to the Bank (before deducting expenses of this offering and the concurrent private placement) will be $3,088,822,587, $54,002,553, and $3,034,820,034, respectively. If the Over-Allotment Option is exercised in full, the total gross proceeds of this offering and the concurrent private placement (after deducting the commitment fees payable by the Bank to the Private Placement Investors in connection with the concurrent private placement), the Underwriters’ fees (and the Private Placement Agency Fee) and the net proceeds to the Bank (before deducting expenses of this offering and the concurrent private placement) will be $3,298,833,537, $61,352,936 and $3,237,480,601, respectively.

BMO Nesbitt Burns Inc., one of the Underwriters in this offering, is a wholly-owned subsidiary of the Bank. As a result, the Bank is a related and connected issuer of BMO Nesbitt Burns Inc. under applicable securities legislation. See “Underwriting (Conflicts of Interest)”.

An investment in the Offered Shares involves significant risks. Investors should carefully read the “Risk Factors” section of this prospectus supplement beginning on page S-10, the “Risk Factors” section in the accompanying base prospectus beginning on page 10 and in the documents incorporated by reference herein and therein.

The Offered Shares may only be sold in those jurisdictions where offers and sales are permitted. Neither this prospectus supplement nor the accompanying base prospectus constitutes an offer to sell or a solicitation of an offer to buy the Offered Shares in any jurisdiction in which it is unlawful to do so.

Neither the United States Securities and Exchange Commission (the “SEC”), any state securities commission nor any Canadian securities regulator has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Offered Shares on or about December 16, 2022.

Lead Book-Running Manager

BMO Capital Markets

CIBC Capital Markets	RBC Capital Markets	Scotiabank	TD Securities

National Bank of Canada Financial Markets	Morgan Stanley

Canaccord Genuity	Cormark Securities	Credit Suisse Securities (USA) LLC	Desjardins Capital Markets	BofA Securities	Stifel GMP

Sera Global	iA Private Wealth Inc.	J.P. Morgan	Laurentian Capital (USA) Inc.	Manulife Securities Incorporated	Raymond James

The date of this prospectus supplement is December 13, 2022.

PROSPECTUS SUPPLEMENT

PROSPECTUS

All references herein to “Canada” mean Canada, its provinces, territories, possessions and all areas subject to its jurisdiction, and all references to “$” or “Canadian dollars” mean the lawful currency of Canada. In this prospectus supplement, all references to “U.S.” or “United States” mean the United States of America, its states, territories, possessions and all areas subject to U.S. jurisdiction, and all references to “US$”, “U.S. dollars” or “United States dollars” mean the lawful currency of the United States.

In this prospectus supplement, unless otherwise specified, all dollar amounts are expressed in Canadian dollars.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts, the first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. To the extent the information in this prospectus supplement is inconsistent with the accompanying base prospectus, investors should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into each of them include important information about the Bank, the Offered Shares and other information investors should know before investing in the Offered Shares.

We refer to the accompanying base prospectus, as supplemented by this prospectus supplement, as this “prospectus”.

You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying base prospectus and any written communication from the Bank or the Underwriters specifying the final terms of this offering. Neither the Bank nor any Underwriter has authorized anyone to provide prospective investors with different or additional information from that contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus. The Bank takes no responsibility for, and can provide no assurance as to the reliability of, any other information. Investors should not assume that the information contained in this prospectus supplement or the accompanying base prospectus or incorporated by reference herein or therein is accurate as of any date other than the date on the front of this prospectus supplement or the date of the applicable document incorporated by reference herein, as applicable. The Bank’s business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

This offering of Offered Shares is being made concurrently in the United States pursuant to the Bank’s registration statement on Form F-3 (File No. 333-264388) (as amended, the “Registration Statement”) (including this prospectus) filed with the SEC under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) and in Canada pursuant to a prospectus supplement and the accompanying base shelf prospectus. This prospectus supplement and the accompanying base prospectus are part of the Registration Statement and do not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement, as required by the rules and regulations of the SEC. The Bank’s financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, and they are subject to Canadian auditing and auditor independence standards. They may not be comparable to financial statements of U.S. companies. For further information with respect to us and our Common Shares, reference is made to the Registration Statement and its exhibits. The SEC maintains a website that contains the Registration Statement and the reports and other information that we file electronically with the SEC. The address of that site is: www.sec.gov.

Information has been incorporated by reference in this prospectus from documents filed with the SEC and with the securities commissions or similar authorities in Canada (the “Commissions”). Copies of this prospectus and the documents incorporated herein by reference may be obtained on written or oral request without charge from the Corporate Secretary, Bank of Montreal, 100 King St. W., 1 First Canadian Place, 21st Floor, Toronto, Ontario, M5X 1A1, telephone: (416) 867-6785. In addition to the continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to the reporting requirements of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) as applicable to foreign private issuers. Accordingly, in accordance with the U.S. Exchange Act, we file certain reports with and furnish other information to the SEC, including annual reports on Form 40-F containing financial statements audited by an independent public accounting firm and quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year. As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the insider reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act and the rules promulgated thereunder. In addition, we may not be required to publish financial statements as promptly as U.S. companies.

You may read any document we file with the securities commissions and other authorities of the provinces and territories of Canada through SEDAR. This information is also available on our website at https://www.bmo.com. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

The Bank’s public communications often include written or oral forward-looking statements. Statements of this type are included in this prospectus (including documents incorporated by reference), and may be included in other filings with Canadian securities regulators or the SEC, or in other communications. All such statements are made pursuant to the “safe harbor” provisions of, and are intended to be forward-looking statements under, the United States Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. Forward-looking statements included in this prospectus (including documents incorporated by reference) may include, but are not limited to, statements with respect to the Bank’s objectives and priorities for fiscal year 2023 and beyond, the Bank’s strategies or future actions, the Bank’s targets and commitments (including with respect to net zero emissions), expectations for the Bank’s financial condition, capital position or share price, the regulatory environment in which the Bank operates, the results of, or outlook for, the Bank’s operations or for the Canadian, U.S. and international economies, the closing of the Bank’s proposed acquisition of Bank of the West, including plans for the combined operations of the Bank and Bank of the West and the financial, operational and capital impacts of the transaction, statements with respect to the closing of this offering and the concurrent private placement, the use of proceeds of this offering and the concurrent private placement, and statements that the Bank expects to target a Common Equity Tier 1 ratio at or above 11.5%, and include statements made by the Bank’s management. Forward-looking statements are typically identified by words such as “will”, “would”, “should”, “believe”, “expect”, “anticipate”, “project”, “intend”, “estimate”, “plan”, “goal”, “commit”, “target”, “may”, “might”, “schedule”, “forecast”, “outlook”, “timeline”, “suggest”, “seek” and “could” or negative or grammatical variations thereof.

By their nature, forward-looking statements require the Bank to make assumptions and are subject to inherent risks and uncertainties, both general and specific in nature. There is significant risk that predictions, forecasts, conclusions or projections will not prove to be accurate, that the Bank’s assumptions may not be correct, and that actual results may differ materially from such predictions, forecasts, conclusions or projections. The Bank cautions readers of this prospectus supplement and the accompanying base prospectus not to place undue reliance on its forward-looking statements, as a number of factors – many of which are beyond the Bank’s control and the effects of which can be difficult to predict – could cause actual future results, conditions, actions or events to differ materially from the targets, expectations, estimates or intentions expressed in the forward-looking statements.

The future outcomes that relate to forward-looking statements may be influenced by many factors, including, but not limited to: general economic and market conditions in the countries in which the Bank operates, including labour challenges; the severity, duration and spread of the COVID-19 pandemic, and possibly other outbreaks of disease or illness, and their impact on local, national or international economies, as well as its heightening of certain risks that may affect the Bank’s future results; information, privacy and cyber security, including the threat of data breaches, hacking, identity theft and corporate espionage, as well as the possibility of denial of service resulting from efforts targeted at causing system failure and service disruption; benchmark interest rate reforms; technological changes and technology resiliency; political conditions, including changes relating to, or affecting, economic or trade matters; climate change and other environmental and social risk; the Canadian housing market and consumer leverage; inflationary pressures; global supply-chain disruptions; changes in monetary, fiscal, or economic policy; changes in laws, including tax legislation and interpretation, or in supervisory expectations or requirements, including capital, interest rate and liquidity requirements and guidance, and the effect of such changes on funding costs; weak, volatile or illiquid capital or credit markets; the level of competition in the geographic and business areas in which the Bank operates; exposure to, and the resolution of, significant litigation or regulatory matters, the Bank’s ability to successfully appeal adverse outcomes of such matters and the timing, determination and recovery of amounts related to such matters; the accuracy and completeness of the information the Bank obtains with respect to its customers and counterparties; failure of third parties to comply with their obligations to the Bank; the Bank’s ability to execute its strategic plans and to complete proposed acquisitions or dispositions and integrate acquisitions, including obtaining regulatory approvals; critical accounting estimates and the effects of changes to accounting standards, rules and interpretations on these estimates; operational and infrastructure risks, including with respect to reliance on third parties; the possibility that the Bank’s proposed acquisitions, including the Bank’s proposed acquisition of Bank of the West, do not close when expected, or at all, because required regulatory approvals or other conditions to closing are not received or satisfied on a timely basis, or at all, or are received subject to adverse conditions or requirements; the anticipated benefits from the proposed acquisitions, including the Bank’s proposed acquisition of Bank of the West, such as potential synergies and operational efficiencies, are not realized; the Bank’s ability to manage exposure to capital arising from changes in fair value of assets and liabilities between announcing and closing any such proposed acquisitions; the Bank’s ability to perform effective fair value management actions and unforeseen consequences arising from such actions; changes to the Bank’s credit ratings; global capital markets activities; the possible effects on the Bank’s business of war or terrorist activities; natural disasters and disruptions to public infrastructure, such as transportation, communications, power or water supply; and the Bank’s ability to anticipate and effectively manage risks arising from all of the foregoing factors.

The Bank cautions that the foregoing list is not exhaustive of all possible factors. Other factors and risks could adversely affect the Bank’s results. For more information, please refer to the discussion in the “Risks That May Affect Future Results” section, and the sections related to credit and counterparty, market, insurance, liquidity and funding, operational non-financial, legal and regulatory, strategic, environmental and social, and reputation risk, in the “Enterprise-Wide Risk Management” section of the Bank’s 2022 Annual Report (as defined herein), as updated by quarterly reports, all of which outline certain key factors and risks that may affect the Bank’s future results. Investors and others should carefully consider these factors and risks, as well as other uncertainties and potential events, and the inherent uncertainty of forward-looking statements. The Bank does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by the organization or on its behalf, except as required by law. The forward-looking information contained or incorporated by reference in this prospectus supplement and in the accompanying base prospectus is presented for the purpose of assisting prospective purchasers of the Bank’s securities in understanding the Bank’s financial position as at and for the periods ended on the dates presented, as well as its strategic priorities and objectives, and may not be appropriate for other purposes.

Material economic assumptions underlying the forward-looking statements contained or incorporated by reference in this prospectus supplement and in the accompanying base prospectus are set out in the “Economic Developments and Outlook” section of the Bank’s 2022 Annual Report (as defined herein), as updated by quarterly reports, as well as in the “Allowance for Credit Losses” section of the Bank’s 2022 Annual Report, as updated by quarterly reports. Assumptions about the performance of the Canadian and U.S. economies, as well as overall market conditions and their combined effect on the Bank’s business, are material factors the Bank considers when determining its strategic priorities, objectives and expectations for its business. Assumptions about Bank of the West’s balance sheet, product mix and margins, and interest rate sensitivity were material factors the Bank considered in estimating the fair value and goodwill and intangibles amounts at closing, and assumptions about the Bank’s integration plan, the efficiency and duration of integration and alignment of organizational responsibilities were material factors the Bank considered in estimating pre-tax cost-synergies. In determining the Bank’s expectations for economic growth, the Bank primarily considers historical economic data, past relationships between economic and financial variables, changes in government policies, and the risks to the domestic and global economy.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement certain documents by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus supplement. The following documents have been filed by the Bank with the SEC and are specifically incorporated by reference into this prospectus supplement as of the date of this prospectus supplement:

(a)

the annual report on Form 40-F for the fiscal year ended October 31, 2022, filed with the SEC on December 1, 2022 (the “2022 Annual Report”), containing (i) the annual information form dated December 1, 2022 for the year ended October 31, 2022, (ii) the audited consolidated financial statements as at and for the year ended October 31, 2022 with comparative consolidated financial statements as at and for the year ended October 31, 2021, together with the auditor’s reports thereon and the auditor’s report on the effectiveness of internal control over financial reporting as of October 31, 2022 under the standards of the Public Company Accounting Oversight Board (United States) (the “2022 Audited Consolidated Financial Statements”), and (iii) management’s discussion and analysis as of October 31, 2022 (the “2022 Annual Report MD&A”);

(b)	the annual report on Form 40-F for the fiscal year ended October 31, 2021, filed with the SEC on December 3, 2021; and

(c)	the Reports on Form 6-K, furnished to the SEC on March 7, 2022, November 9, 2022, December 1, 2022 (Film No. 221439384 and Film No. 221439474) and December 12, 2022.

We also incorporate by reference all subsequent annual reports filed on Form 40-F which are filed by the Bank with the SEC after the date of this prospectus supplement but prior to the termination of the distribution of the Offered Shares under this prospectus and those portions of any reports on Form 6-K that we furnish to the SEC during such period that we specifically indicate in such reports are to be deemed incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus for the purposes of this offering shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of this prospectus and the documents incorporated herein by reference may be obtained on written or oral request without charge from the Corporate Secretary, Bank of Montreal, 100 King St. W., 1 First Canadian Place, 21st Floor, Toronto, Ontario, M5X 1A1, telephone: (416) 867-6785.

SUMMARY

This summary highlights selected information about the Bank and this offering appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated or deemed incorporated by reference herein and therein. This summary may not contain all of the information that you should consider before making an investment decision. You should read carefully the more detailed information included or referred to under the headings “Risk Factors” and “Caution Regarding Forward-Looking Statements” of this prospectus supplement and the other information included in this prospectus supplement, the accompanying base prospectus and the documents incorporated or deemed incorporated by reference herein or therein, including our Annual Report on Form 40-F for the year ended October 31, 2022, before deciding to invest in Common Shares.

BANK OF MONTREAL

Bank of Montreal started business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, the Bank has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of the Bank and governs its operations.

The Bank’s head and registered office is 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. The address and telephone number of its executive offices are 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1, (416) 867-6785.

The Bank is a highly diversified financial services provider based in North America, providing a broad range of personal and commercial banking, wealth management, global markets and investment banking products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. As at October 31, 2022, the Bank had 12 million customers and more than 46,000 full-time equivalent employees. As at October 31, 2022, the Bank had more than 1,300 bank branches and approximately 4,700 automated banking machines, as well as online and mobile digital banking platforms. The Bank operates in Canada, the United States and select markets globally through its offices in a number of jurisdictions around the world. BMO Financial Corp. is based in Chicago and is wholly-owned by Bank of Montreal. BMO Financial Corp. operates primarily through its subsidiary BMO Harris Bank N.A., which provides banking, financing, investing, and cash management services in the United States. The Bank provides a full range of investment dealer services through entities, including BMO Nesbitt Burns Inc., a major fully integrated Canadian investment dealer, and BMO Capital Markets Corp., the Bank’s wholly-owned registered broker dealer in the United States.

RECENT DEVELOPMENTS

OSFI Domestic Stability Buffer Announcement

On December 8, 2022, the Office of the Superintendent of Financial Institutions (“OSFI”) announced that the Domestic Stability Buffer (“DSB”) level will be set at 3.0% as of February 1, 2023. In addition, OSFI increased the DSB’s range from 0% to 4.0%, from the previous range of 0% to 2.5%. The DSB applies to all Domestic Systemically Important Banks (“D-SIBs”), including the Bank. In light of the announced increase in the DSB, as of February 1, 2023, the Bank expects to target a Common Equity Tier 1 ratio at or above 11.5%.

Concurrent Private Placement

Concurrently with the announcement of this offering, the Bank has agreed to issue and sell, on a private placement basis, 14,755,477 Common Shares (the “Private Placement Shares”) at a price of $118.60 per Common Share to investors consisting of Alberta Investment Management Corporation (“AIMCo”), Caisse de dépôt et placement du Québec (“CDPQ”), Canada Pension Plan Investment Board (“CPP Investments”), Healthcare of Ontario Pension Plan (“HOOPP”), OMERS, Public Sector Pension Investment Board (“PSP”) and BNP Paribas S.A. (“BNPP”) (collectively, the “Private Placement Investors”), for aggregate gross proceeds to the Bank of $1,749,999,572. Closing of this offering is conditional upon the closing of the concurrent private placement, other than with BNPP. Closing of the concurrent private placement, other than with BNPP, will occur concurrently with, and is conditional on, closing of this offering. Closing of the private placement with BNPP is conditional on the closing of this offering and the concurrent private placement with the Private Placement Investors other than BNPP and the closing of the Bank’s previously-announced acquisition of Bank of the West from BNPP. Closing of the private placement with BNPP will occur no later than concurrently with the closing of the Bank of the West acquisition. See “Concurrent Private Placement”.

THIS OFFERING

The following summary contains basic information about the Offered Shares. This description is not complete and does not contain all of the information that you should consider before investing in Common Shares. For a more complete understanding of the Common Shares, you should read “Common Shares” in this prospectus supplement and “Description of Common Shares and Preferred Shares—Common Shares” in the accompanying base prospectus.

Issuer	Bank of Montreal

Common Shares Offered by Us	11,805,000 Common Shares.

13,575,750 Common Shares if the Underwriters exercise in full the Over-Allotment Option.

Common Shares to be Outstanding Immediately After the Offering	693,096,515 Common Shares, assuming no exercise of the Over-Allotment Option.

707,851,992 Common Shares after giving effect to this offering and the concurrent private placement, assuming no exercise of the Over-Allotment Option.

694,867,265 Common Shares, assuming full exercise of the Over-Allotment Option.

709,622,742 Common Shares after giving effect to this offering and the concurrent private placement, assuming full exercise of the Over-Allotment Option.

Offering Price	$118.60 per Common Share.

Use of Proceeds	The Bank intends to use the net proceeds from this offering and the concurrent private placement to align the Bank’s capital position with increased regulatory requirements and for general corporate purposes.

Risk Factors	An investment in the Offered Shares involves significant risks. Investors should carefully read the “Risk Factors” section of this prospectus supplement beginning on page S-10, the “Risk Factors” section in the accompanying base prospectus beginning on page 8 and in the documents incorporated by reference herein and therein.

Listing	The Common Shares are listed on the TSX under the trading symbol “BMO” and on the NYSE under the trading symbol “BMO.” The TSX has conditionally approved the listing of the Offered Shares. The Bank has also applied to list the Offered Shares on the NYSE. Listing will be subject to the Bank fulfilling all of the listing requirements of the TSX on or before March 13, 2023 and all of the listing requirements of the NYSE.

Conflicts	Our affiliates, BMO Nesbitt Burns Inc. and BMO Capital Markets Corp., are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and are participating in the distribution of the Offered Shares. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with Rule 5121, BMO Nesbitt Burns Inc. and BMO Capital Markets Corp. may not make sales in this offering to any discretionary account without the prior approval of the customer. Our affiliates, including BMO Capital Markets Corp. and BMO Nesbitt Burns Inc., may use this prospectus supplement and the accompanying base prospectus in connection with offers and sales of the Common Shares in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

RISK FACTORS

An investment in the Offered Shares is subject to certain risks including those set out in this prospectus supplement and the accompanying base prospectus, as well as the risks and considerations set forth in the “Enterprise-Wide Risk Management” section of the 2022 Annual Report MD&A, which is incorporated by reference in this prospectus. Before deciding whether to invest in any Offered Shares, potential investors should consider carefully the risks set out herein and incorporated by reference in this prospectus supplement and the accompanying base prospectus.

The market price of the Common Shares has been and may continue to be volatile and an investment in Offered Shares may suffer a decline in value.

The market price of the Common Shares has been and may continue to be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Bank’s control. In addition, the stock market has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of publicly traded companies. Broad market and industry factors may seriously affect the market price of companies’ shares, including the Common Shares, regardless of actual operating performance. These fluctuations may be even more pronounced in the trading market for Common Shares. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Further issuances or sales of Common Shares may result in dilution to present and prospective holders of Common Shares.

The Bank is authorized to issue, among other classes of securities, an unlimited number of Common Shares for consideration and on terms and conditions as established by the board of directors of the Bank without the approval of shareholders in certain instances. The holders of the Offered Shares will have no pre-emptive rights in connection with such further issuances. Any future issuances of Common Shares may result in dilution to present and prospective holders of Common Shares.

Dividends on the Common Shares are not guaranteed and consequently, purchasers in this offering may never receive a return on their investment.

Dividends on Common Shares have historically been declared on a quarterly basis. It is currently expected that the first dividend on the Offered Shares that holders will be eligible to receive will be the dividend payable to holders of Common Shares on or about February 28, 2023 to shareholders of record as of January 30, 2023. However, the amount and timing of the payment of any future dividends are not guaranteed and are subject to the discretion of the board of directors of the Bank. Any future determination to pay dividends on our securities will be at the discretion of the board of directors of the Bank and will be based at such time on our results of operations, financial condition, cash requirements and future regulatory restrictions on the payment of dividends by the Bank and other factors deemed relevant by the board of directors. If dividends are not declared and paid, holders of the Common Shares will not be able to receive regular returns on their Common Shares unless they sell such Common Shares for a price greater than their acquisition price, and such appreciation may never occur.

The rights of holders of Common Shares are subordinate to the rights of the holders of the Bank’s Class A Preferred Shares, Class B Preferred Shares and any debt securities that the Bank may issue and may be subordinate to the holders of any other class of preferred shares that the Bank may issue in the future.

There are no Class A Preferred Shares and 86,500,000 Class B Preferred Shares issued and outstanding. These shares have rights that are senior to the Common Shares. As a result, the Bank must make payments on the preferred shares before any dividends can be paid on the Common Shares and, in the event of the Bank’s bankruptcy, dissolution or liquidation, the holders of the Class A Preferred Shares and Class B Preferred Shares, if any, must be satisfied in full before any distributions can be made to the holders of Common Shares. The Bank’s board of directors is authorized, subject to the provisions of the Bank Act, without shareholder approval, to divide the unissued Class A Preferred Shares and Class B Preferred Shares into series and fix the rights, privileges, restrictions and conditions of such series; provided that no rights, privileges, restrictions or conditions attached to a series confer on a series a priority in respect of dividends or return of capital over any series of preferred shares of the same class then outstanding. The Bank’s board of directors is also authorized to issue additional shares of Class A Preferred Shares and Class B Preferred Shares without shareholder approval; provided that on the date of issuance, the Bank has declared and paid or set apart for payment all dividends payable on cumulative and non-cumulative Class A Preferred Shares or Class B Preferred Shares, as applicable, including the most recently completed fiscal period. Accordingly, you should assume that any preferred shares that the Bank may issue in the future will also be senior to the Common Shares and could have a preference on liquidating distributions or a preference on dividends that could limit the Bank’s ability to pay dividends to the holders of the Common Shares. Because the Bank’s decision to issue debt or equity securities or incur other borrowings in the future will depend on market conditions and other factors beyond the Bank’s control, the amount, timing, nature or success of the Bank’s future capital-raising efforts is uncertain. Thus, holders of Common Shares bear the risk that the Bank’s future issuances of debt or equity securities or the Bank’s incurrence of other borrowings will negatively affect the market price of the Common Shares.

As a “foreign private issuer” under the laws of the United States, the Bank is exempt from certain rules under the U.S. securities laws and is permitted to file less information with the SEC than U.S. companies.

As a “foreign private issuer,” the Bank is exempt from certain rules under the U.S. Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the U.S. Exchange Act. In addition, the Bank’s executives, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the U.S. Exchange Act. Moreover, the Bank is not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the U.S. Exchange Act. In addition, the Bank is not required to comply with Regulation FD, which restricts the selective disclosure of material information.

Dilution on a per Common Share basis may occur as a result of this offering.

The Bank intends to use the net proceeds from the public offering and the concurrent private placement to align the Bank’s capital position with increased regulatory requirements and for general corporate purposes. If the Bank’s pending acquisition of Bank of the West does not close, the Bank expects to have excess capital. The closing of this offering and the concurrent private placement, other than the private placement to BNPP, is not conditional on the closing of the Bank of the West acquisition. Common shares issued and sold pursuant to this offering and concurrent private placement, other than the private placement to BNPP unless it closes prior to the Bank of the West acquisition, will remain outstanding whether or not the Bank of the West acquisition is completed. If the acquisition is not completed, the Bank intends to use the net proceeds of this offering and the concurrent private placement for general corporate purposes, which may include funding the Bank’s purchase of Common Shares pursuant to any normal course issuer bid in effect at such time or as otherwise permitted by applicable laws. There can be no assurance that the Bank would make such purchases of Common Shares, and any such purchases would be subject to limitations under applicable laws and regulatory requirements, including any maximum number of shares that may be purchased pursuant to any normal course issuer bid in effect at such time or pursuant to such applicable laws and regulatory requirements.

While the net proceeds from the sale of Offered Shares under this prospectus are expected to be applied towards the uses specified in “Use of Proceeds”, to the extent that any of those net proceeds remain uninvested or invested in low-yielding investments pending their use, this offering may result in dilution, on a per Common Share basis, to our net income, adjusted net income and other measures used by us.

COMMON SHARES

See “Description of Common Shares and Preferred Shares — Common Shares” in the accompanying base prospectus for a description of the terms and provisions of the Common Shares. As of December 12, 2022, there were 681,291,515 Common Shares issued and outstanding.

PRIOR SALES

The following table summarizes the issuances by the Bank of Common Shares and securities convertible or exercisable into Common Shares during the 12 months preceding the date of this prospectus supplement:

Date Issued	Description of Transaction / Securities Issued*	Number of Securities Issued	Issue Price per Common Share
December 1, 2021 – November 30, 2022	Exercise of Stock Options	654,779	$97.95	**
December 31, 2021	Grant of Stock Options	1,028,255	$135.58	***
February 28, 2022	Dividend Reinvestment Plan	2,113,341	$142.06
February 28, 2022	Dividend Reinvestment Plan (Optional Cash Payment)	2,310	$144.96
March 29, 2022	Common Shares	20,843,750	$149.00	****
March 31, 2022	Dividend Reinvestment Plan (Optional Cash Payment)	1,164	$148.90
April 29, 2022	Dividend Reinvestment Plan (Optional Cash Payment)	1,670	$138.50
May 26, 2022	Dividend Reinvestment Plan	2,671,257	$129.36
May 26, 2022	Dividend Reinvestment Plan (Optional Cash Payment)	1,399	$132.00
June 30, 2022	Dividend Reinvestment Plan (Optional Cash Payment)	1,591	$123.75
July 29, 2022	Dividend Reinvestment Plan (Optional Cash Payment)	1,680	$126.54
August 26, 2022	Dividend Reinvestment Plan	2,734,602	$128.51
August 26, 2022	Dividend Reinvestment Plan (Optional Cash Payment)	1,708	$131.13
September 29, 2022	Dividend Reinvestment Plan (Optional Cash Payment)	1,398	$122.33
October 31, 2022	Dividend Reinvestment Plan (Optional Cash Payment)	1,423	$125.62
November 28, 2022	Dividend Reinvestment Plan	2,670,347	$129.42
November 28, 2022	Dividend Reinvestment Plan (Optional Cash Payment)	2,101	$132.06
December 1, 2022	Acquisition of Radicle Group Inc.	1,162,711	$121.61
December 1, 2022 – December 12, 2022	Exercise of Stock Options	112,590	$128.71	**

*

Does not include the issuance of the Bank’s (i) US$1,250,000,000 3.088% Subordinated Notes due 2037 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness) (“2037 Notes”) on January 10, 2022; (ii) 5.625% Limited Recourse Capital Notes (Non-Viability Contingent Capital (NVCC)), Series 2 (“LRCN Series 2”) on March 15, 2022; (iii) 500,000 Non-Cumulative 5-Year Rate Reset Class B Preferred Shares Series 50 (Non-Viability Contingent Capital (NVCC)) (“Class B Preferred Shares, Series 50”) on July 27, 2022; (iv) 7.325% Limited Recourse Capital Notes (Non-Viability Contingent Capital (NVCC)),

Series 3 (“LRCN Series 3”) on September 13, 2022; and (v) $750,000,000 6.534% Series L Medium-Term Notes (Non-Viability Contingent Capital (NVCC)) (subordinated indebtedness), First Tranche (“Series L Notes”) on October 27, 2022. See “Consolidated Capitalization”. The LRCN Series 2 and LRCN Series 3 offerings are not convertible or exchangeable securities, although preferred shares of the Bank related to such notes and Common Shares may be issued pursuant to the terms of such securities upon the occurrence of certain trigger events. The 2037 Notes, Class B Preferred Shares, Series 50 and Series L Notes are convertible into a variable number of Common Shares if the Office of the Superintendent of Financial Institutions announces that the Bank is, or is about to become, non-viable or if a federal or provincial government in Canada publicly announces that the Bank has accepted, or agreed to accept, a capital injection or equivalent support, to avoid non-viability.
**	Average weighted exercise price.
***	Exercise price.
****

Treasury issuance of Common Shares in a public offering for aggregate gross proceeds of approximately $3.1 billion, including Common Shares issued as a result of the exercise by the underwriters of their over-allotment option in full.

CONCURRENT PRIVATE PLACEMENT

Concurrently with the announcement of this offering, the Bank entered into subscription agreements pursuant to which the Bank will issue and sell, on a private placement basis, in each case at a price of $118.60 per Common Share: (i) 1,433,389 Common Shares to AIMCo for gross proceeds of $169,999,935, (ii) 2,107,925 Common Shares to CDPQ for gross proceeds of $249,999,905, (iii) 843,170 Common Shares to CPP Investments for gross proceeds of $99,999,962, (iv) 1,264,755 Common Shares to HOOPP for gross proceeds of $149,999,943, (v) 1,686,340 Common Shares to OMERS for gross proceeds of $199,999,924, (vi) 1,096,121 Common Shares to PSP for gross proceeds of $129,999,951, and (vii) 6,323,777 Common Shares to BNPP for gross proceeds of $749,999,952, for aggregate gross proceeds to the Bank of $1,749,999,572. Closing of this offering is conditional upon the closing of the concurrent private placement, other than with BNPP. Closing of the concurrent private placement, other than with BNPP, will occur concurrently with, and is conditional on, closing of this offering. Closing of the private placement with BNPP is conditional on the closing of this offering and the concurrent private placement with the Private Placement Investors other than BNPP and the closing of the Bank’s previously-announced acquisition of Bank of the West from BNPP. Closing of the private placement with BNPP will occur no later than concurrently with the closing of the Bank of the West acquisition.

BMO Nesbitt Burns Inc. is the placement agent for the concurrent private placement with the Private Placement Investors other than BNPP. An agency fee will be paid to BMO Nesbitt Burns Inc. in connection with the closing of the concurrent private placement, other than with BNPP (the “Private Placement Agency Fee”). Upon the closing of the concurrent private placement, the Private Placement Investors will be entitled to a non-refundable commitment fee of $61,249,985 in the aggregate, representing 3.5% of the aggregate purchase price for the Private Placement Shares for which each of them has subscribed. This prospectus does not qualify the distribution of the Private Placement Shares, which will be subject to a statutory hold period under applicable Canadian securities laws. Completion of the concurrent private placement is subject to certain customary conditions.

The TSX has conditionally approved the listing of the Private Placement Shares. The Bank has also applied to list the Private Placement Shares on the NYSE. Listing will be subject to the Bank fulfilling all of the listing requirements of the TSX on or before March 13, 2023 and all of the listing requirements of the NYSE.

UNDERWRITING (CONFLICTS OF INTEREST)

Pursuant to an underwriting agreement dated December 13, 2022 (the “Underwriting Agreement”) among the Bank and BMO Nesbitt Burns Inc., CIBC World Markets Inc., RBC Dominion Securities Inc., Scotia Capital Inc., TD Securities Inc., National Bank Financial Inc., Morgan Stanley Canada Limited, Canaccord Genuity Corp., Cormark Securities Inc., Credit Suisse Securities (Canada), Inc., Desjardins Securities Inc., Merrill Lynch Canada Inc., Stifel Nicolaus Canada Inc., Sera Global Securities Canada LP, iA Private Wealth Inc., J.P. Morgan Securities Canada Inc., Laurentian Bank Securities Inc., Manulife Securities Incorporated and Raymond James Ltd. (collectively, the “Underwriters”), the Bank has agreed to sell and the Underwriters have severally agreed to purchase on December 16, 2022 or such date as may be agreed upon, but not later than December 23, 2022, subject to the terms and conditions stated in the Underwriting Agreement, 11,805,000 Common Shares at a price of $118.60 per Common Share, payable in cash to the Bank against delivery of such Common Shares. The Underwriting Agreement provides that the Underwriters will be paid a fee equal to $4.151 for each Common Share. Closing of this offering will occur concurrently with, and is conditional on, the closing of the concurrent private placement with the Private Placement Investors other than BNPP.

The address of BMO Nesbitt Burns Inc. is 1 First Canadian Place, 100 King Street West, Suite 400, Toronto, Ontario M5X 1H3.

Underwriter	Number of Offered Shares
BMO Nesbitt Burns Inc.	3,836,625
CIBC World Markets Inc.	2,361,000
RBC Dominion Securities Inc.	1,062,450
Scotia Capital Inc.	1,062,450
TD Securities Inc.	1,062,450
National Bank Financial Inc.	649,275
Morgan Stanley Canada Limited	295,125
Canaccord Genuity Corp.	177,075
Cormark Securities Inc.	177,075
Credit Suisse Securities (Canada), Inc.	177,075
Desjardins Securities Inc.	177,075
Merrill Lynch Canada Inc.	177,075
Stifel Nicolaus Canada Inc.	177,075
Sera Global Securities Canada LP	118,050
iA Private Wealth Inc.	59,025
J.P. Morgan Securities Canada Inc.	59,025
Laurentian Bank Securities Inc.	59,025
Manulife Securities Incorporated	59,025
Raymond James Ltd.	59,025

Total	11,805,000

The Bank has granted to the Underwriters the Over-Allotment Option to purchase up to an additional 1,770,750 Option Shares at the Offering Price, exercisable in whole or in part at any time, and from time to time, for 30 days following the closing date of this offering. If the Over-Allotment Option is exercised in full, the total price to the public, the Underwriters’ fees and the net proceeds to the Bank, before deducting expenses of this offering, will be $1,610,083,950, $56,352,938 and $1,553,731,012, respectively. The grant of the Over-Allotment Option is also qualified under this prospectus supplement.

The total gross proceeds of this offering and the concurrent private placement (after deducting the commitment fees payable by the Bank to the Private Placement Investors in connection with the concurrent private placement), the Underwriters’ fees (and the Private Placement Agency Fee) and the net proceeds to the

Bank (before deducting expenses of this offering and the concurrent private placement) will be $3,088,822,587, $54,002,553, and $3,034,820,034, respectively. If the Over-Allotment Option is exercised in full, the total gross proceeds of this offering and the concurrent private placement (after deducting the commitment fees payable by the Bank to the Private Placement Investors in connection with the concurrent private placement), the Underwriters’ fees (and the Private Placement Agency Fee) and the net proceeds to the Bank (before deducting expenses of this offering and the concurrent private placement) will be $3,298,833,537, $61,352,936 and $3,237,480,601, respectively.

Subscriptions for Offered Shares will be received by the Underwriters subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. Offered Shares will be issued in registered form to CDS Clearing and Depository Services Inc. (“CDS”) or its nominee and will be deposited with CDS on the closing date of this offering, which is expected to be on or about December 16, 2022 or such later date as the Bank and the Underwriters may agree, but not later than December 23, 2022. A purchaser of Offered Shares will receive only a customer confirmation from the registered dealer that is a CDS participant and from or through whom the Offered Shares are purchased.

The Bank expects that delivery of the Offered Shares will be made to investors on or about the closing date of this offering, which is the third business day following the date of pricing of the Offered Shares (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the U.S. Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Offered Shares prior to the closing date of this offering will be required, by virtue of the fact that the Offered Shares initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

The offering of the Offered Shares is being made concurrently in each of the provinces and territories of Canada and in the United States. The Offered Shares will be offered through the Underwriters and/or affiliates thereof registered to offer the Offered Shares for sale in such jurisdictions in accordance with applicable securities laws and such other registered dealers as may be designated by the Underwriters. Subject to applicable law, the Underwriters, or such other registered dealers as may be designated by the Underwriters, may offer the Offered Shares outside of Canada and the United States.

The obligations of the Underwriters under the Underwriting Agreement may be terminated at their discretion on the basis of their assessment of the state of the financial markets and may also be terminated upon the occurrence of certain stated events. The Underwriters are, however, obligated to take up and pay for all of the Offered Shares if any are purchased under the Underwriting Agreement.

After the Underwriters have made a reasonable effort to sell all of the Offered Shares at the price specified on the cover page, the price of the Offered Shares may be decreased, and further changed from time to time, by the Underwriters to an amount not greater than the price specified on the cover page and, in such case, the compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Offered Shares is less than the gross proceeds paid by the Underwriters to the Bank.

The Bank has agreed with the Underwriters that it will not, directly or indirectly, without the prior written consent of BMO Nesbitt Burns Inc., on behalf of the Underwriters, such consent not to be unreasonably withheld, authorize, issue or sell or announce an intention to so authorize, issue or sell any Common Shares or securities or other financial instruments convertible into or having the right to acquire Common Shares for a period ending on the date that is 90 days following closing of this offering, except: (i) pursuant to the Bank’s existing share-based incentive plans or compensation arrangements, (ii) pursuant to outstanding rights or obligations under securities or instruments, (iii) debt and preferred equity instruments that are considered non-viability contingent capital or bail-in instruments and Common Shares issuable pursuant to the terms and conditions thereof, (iv) pursuant to the Bank’s dividend reinvestment and share purchase plan, or (v) pursuant to the concurrent private placement.

The Underwriters may sell more shares than they are obligated to purchase under the Underwriting Agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the Underwriters under the Over-Allotment Option. The Underwriters can close out a covered short sale by exercising the Over-Allotment Option or purchasing Common Shares in the open market. In determining the source of Common Shares to close out a covered short sale, the Underwriters will consider, among other things, the open market price of Common Shares compared to the price available under the Over-Allotment Option. The Underwriters may also sell Common Shares in excess of the Over Allotment Option, creating a naked short position. The Underwriters may close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Common Shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the Underwriters may bid for, and purchase, Common Shares in the open market to stabilize the price of such shares. These transactions may raise or maintain the market price of the Common Shares above independent market levels or prevent or retard a decline in the market price of the Common Shares. The Underwriters are not required to engage in these transactions and may discontinue any of these transactions at any time.

The TSX has conditionally approved the listing of the Offered Shares. The Bank has also applied to list the Offered Shares on the NYSE. Listing will be subject to the Bank fulfilling all of the listing requirements of the TSX on or before March 13, 2023 and all of the listing requirements of the NYSE.

The Bank’s affiliates, BMO Nesbitt Burns Inc. and BMO Capital Markets Corp., are members of FINRA and are participating in the distribution of the Offered Shares. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with Rule 5121, BMO Nesbitt Burns Inc. and BMO Capital Markets Corp. may not make sales in this offering to any discretionary account without the prior approval of the customer. The Bank’s affiliates, including BMO Capital Markets Corp. and BMO Nesbitt Burns Inc., may use this prospectus supplement and the accompanying base prospectus in connection with offers and sales of the Common Shares in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

Additionally, the Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, loan referrals, valuation and brokerage activities. From time to time, the Underwriters and/or their respective affiliates have directly and indirectly engaged, and may in the future engage, in various financial advisory, investment banking loan referrals, and commercial banking services with us and our affiliates, for which they received or paid, or may receive or pay, customary compensation, fees, and expense reimbursement. In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and those investment and securities activities may involve securities and/or instruments of ours. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of those securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in those securities and instruments.

Underwriting Discounts and Expenses

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the Underwriters of the Over-Allotment Option.

	Per Share	Gross Without Option	Gross With Option
Public offering price	$118.60	$1,400,073,000	$1,610,083,950
Underwriting discount	$4.151	$49,002,555	$56,352,938
Proceeds, before expenses, to us	$114.449	$1,351,070,445	$1,553,731,012

The total expenses for this offering payable by the Bank, including printing fees, listing fees and expenses and legal and accounting fees, but excluding the Underwriters’ fees, are estimated to be approximately $3 million.

Notice to Prospective Investors in the European Economic Area

The prospectus has been prepared on the basis that any offer of the Offered Shares in any Member State of the European Economic Area (each, a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of common shares.

In relation to each Relevant State, no Offered Shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Offered Securities which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the Offered Shares may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the Underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the Offered Shares shall require us or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant State who receives any communication in respect of, or who acquires any Offered Shares under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the Underwriters and their affiliates and the Bank that:

(a)	it is a qualified investor within the meaning of the Prospectus Regulation; and

(b)

in the case of any Offered Shares acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the Offered Shares acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the Underwriters has been given to the offer or resale; or (ii) where the Offered Shares have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Regulation as having been made to such persons.

The Bank, the Underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

Notice to Prospective Investors in the United Kingdom

The prospectus has been prepared on the basis that any offer of the Offered Shares in the United Kingdom (“UK”) will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of common shares. This prospectus supplement and any other material in relation to the Offered Shares is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the (Financial Promotion) Order (“FPO”); (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any Offered Shares may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The Offered Shares are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the Offered Shares will be engaged in only with, the Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.

No Offered Shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Offered Shares which has been approved by the Financial Conduct Authority, except that the Offered Shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the UK Financial Services and Markets Act 2000 (“FSMA”),

provided that no such offer of the securities shall require us or any Underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each person in the UK who acquires any Offered Shares in the offering or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Bank, the Underwriters and their affiliates that it meets the criteria outlined in this section.

Notice to Prospective Investors in Switzerland

The Offered Shares may not be publicly offered, distributed or redistributed in or from Switzerland and will not be listed on the SIX Swiss Exchange Ltd. (“SIX”) or any other stock exchange or regulated trading facility in Switzerland. This prospectus and any other offering or marketing material relating to this offering neither constitutes a listing prospectus according to the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland nor an offering prospectus according to Art. 652a or Art. 1156 of the Swiss Code of Obligations (“CO”), and, therefore, it has been prepared without regard to the disclosure standards for offering prospectuses under Art. 652a or Art. 1156 of the CO or the disclosure standards for listing prospectuses under Art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. This prospectus as well as any other offering or marketing material relating to this offering is personal and confidential and does not constitute an offer to any other person. Neither this prospectus nor any other offering or marketing material relating to this offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the Bank or this offering have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed, and this offering will not be supervised by, the Swiss Financial Market Supervisory Authority, and this offering has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Offered Shares.

Neither this document nor any other offering or marketing material relating to the offering, the Bank, or the Offered Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the Offered Shares will not be supervised by the Swiss Financial Market.

Notice to Prospective Investors in the People’s Republic of China

This prospectus supplement will not be circulated or distributed in the People’s Republic of China (the “PRC”) and the Offered Shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in Hong Kong

The Offered Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (“Companies (Winding up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Offered Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Offered Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Taiwan

The Offered Shares have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or any other regulatory authority or agency of Taiwan pursuant to applicable securities laws and regulations and the Share may not be sold, offered or otherwise made available within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Taiwan Securities and Exchange Act or relevant laws and regulations that requires a registration or filing with or the approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authority or agency of Taiwan. No person or entity in Taiwan is authorized to offer, sell or otherwise make available any Offered Shares or to provide information relating to this prospectus supplement.

Notice to Prospective Investors in Japan

The Offered Shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No, 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, each Underwriter has represented, warranted and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly offer or sell any Offered Shares in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

Each Underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter has represented, warranted and agreed, that it has not offered or sold any Offered Shares or caused the Offered Shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any Offered Shares or cause the Offered Shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Offered Shares, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Offered Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Offered Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Offered Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Offered Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Notification under section 309B(1) of the SFA and the CMP Regulations 2018

In connection with Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Bank has determined that the Offered Shares are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Offered Shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Offered Shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Offered Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Offered Shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

USE OF PROCEEDS

The net proceeds from this offering, assuming the Over-Allotment Option is not exercised, will amount to approximately $1,351,070,445, after deducting the Underwriters’ fees of $49,002,555 but before deducting the estimated expenses of this offering of $3 million. If the Over-Allotment Option is exercised in full, the net proceeds of this offering will amount to approximately $1,553,731,012, after deducting the Underwriters’ fees of $56,352,938 but before deducting the estimated expenses of this offering of $3 million.

On December 8, 2022, OSFI announced that the DSB level will be set at 3.0% as of February 1, 2023. In addition, OSFI increased the DSB’s range from 0% to 4.0%, from the previous range of 0% to 2.5%. The DSB applies to all D-SIBs, including the Bank. The Bank intends to use the net proceeds from this offering and the concurrent private placement to align the Bank’s capital position with increased regulatory requirements and for general corporate purposes. In light of the announced increase in the DSB, as of February 1, 2023, the Bank expects to target a Common Equity Tier 1 ratio at or above 11.5%.

If the Bank’s pending acquisition of Bank of the West does not close, the Bank expects to have excess capital. The closing of this offering and the concurrent private placement, other than the private placement to BNPP, is not conditional on the closing of the Bank of the West acquisition. Common shares issued and sold pursuant to this offering and concurrent private placement, other than the private placement to BNPP unless it closes prior to the Bank of the West acquisition, will remain outstanding whether or not the Bank of the West acquisition is completed. If the acquisition is not completed, the Bank intends to use the net proceeds of this offering and the concurrent private placement for general corporate purposes, which may include funding the Bank’s purchase of Common Shares pursuant to any normal course issuer bid in effect at such time or as otherwise permitted by applicable laws. See “Risk Factors”.

CONSOLIDATED CAPITALIZATION

The following table sets forth the consolidated capitalization of the Bank as at October 31, 2022, before and after giving effect to (i) this offering (including issuance costs relating to this offering but excluding the proceeds of the sale of the Option Shares pursuant to the exercise of the Over-Allotment Option) and (ii) the concurrent private placement (including the commitment fees payable by the Bank to the Private Placement Investors in connection with the concurrent private placement). The following table should be read together with the 2022 Audited Consolidated Financial Statements, which are incorporated by reference in this prospectus.

	As at October 31, 2022
	Actual	Pro Forma As Adjusted(1)
	(in millions of Canadian dollars)
Subordinated Debt	$8,150	$8,150

Shareholders’ Equity
Common Shares and Contributed Surplus	$18,061	$21,211
Preferred Shares and Other Equity Instruments	$6,308	$6,308
Retained Earnings	$45,117	$45,021
Accumulated Other Comprehensive Income	$1,552	$1,552
Total Shareholders’ Equity	$71,038	$74,092

Total Capitalization	$79,188	$82,242

Notes:

(1)

After giving effect to (a) this offering (including issuance costs relating to this offering but excluding the proceeds of the sale of the Option Shares issued upon exercise of the Over-Allotment Option) and (b) the concurrent private placement (including the commitment fees payable by the Bank to the Private Placement Investors in connection with the concurrent private placement). Includes giving effect to the issuance and sale of 6,323,777 Common Shares to BNPP in the concurrent private placement for gross proceeds of $749,999,952. Closing of the private placement with BNPP is conditional on the closing of this offering and the concurrent private placement with the Private Placement Investors other than BNPP and the closing of the Bank’s previously-announced acquisition of Bank of the West from BNPP. Closing of the private placement with BNPP will occur no later than concurrently with the closing of the Bank of the West acquisition. See “Concurrent Private Placement.”

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Tax Act and the Regulations generally applicable to a holder who acquires Offered Shares as beneficial owner pursuant to this offering who, at all relevant times, for the purposes of the Tax Act, deals at arm’s length with the Bank and each of the Underwriters, is not affiliated with the Bank, and will acquire and hold such Offered Shares as capital property (each, a “Holder”). The Offered Shares will generally be considered to be capital property to a Holder unless the Holder holds or uses the Offered Shares or is deemed to hold or use the Offered Shares in the course of carrying on a business of trading or dealing in securities or has acquired them or is deemed to have acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary is based upon the current provisions of the Tax Act, the Regulations and the Canada-United States Income Tax Convention (1980) (the “Treaty”) in force as of the date hereof, any specific proposals to amend the Tax Act and the Regulations (the “Tax Proposals”) that have been published in writing by or on behalf the Minister of Finance (Canada) prior to the date hereof and our understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). This summary assumes that the Tax Proposals will be enacted in the form proposed and does not take into account or anticipate any other changes in law, whether by way of judicial, legislative or governmental decision or action, or change in administrative policies or assessing practices of the CRA, nor does it take into account other federal or any provincial, territorial or foreign income tax legislation or considerations. No assurances can be given that the Tax Proposals will be enacted as proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in the Offered Shares. This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular Holder. Holders should consult their own income tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances, including the application and effect of the income and other tax laws of any country, province or other jurisdiction that may be applicable to the Holder.

Residents of Canada

The following portion of this summary is generally applicable to a Holder who, for the purposes of the Tax Act, is resident or deemed to be resident in Canada at all relevant times (each, a “Resident Holder”). Certain Resident Holders whose Offered Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election pursuant to subsection 39(4) of the Tax Act to have the Offered Shares, and every other “Canadian security” (as defined by the Tax Act) owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property. Resident Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available or advisable in their particular circumstances.

This summary does not apply to (a) a Holder that is a “financial institution” for purposes of the mark-to-market rules contained in the Tax Act; (b) a Holder an interest in which is or would constitute a “tax shelter investment” as defined in the Tax Act; (c) a Holder that is a “specified financial institution” as defined in the Tax Act; (d) a Holder that is a corporation resident in Canada that is or becomes, or does not deal at arm’s length for the purposes of the Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Offered Shares, controlled by a non-resident person or group of non-resident persons not dealing with each other at arm’s length, for the purposes of section 212.3 of the Tax Act; (e) a Holder that reports its “Canadian tax results”, as defined in the Tax Act, in a currency other than Canadian currency; (f) a Holder that is exempt from tax under the Tax Act; (g) a Holder that has entered into, or will enter into, a “synthetic disposition arrangement” or a “derivative forward agreement” with respect to the Offered Shares as those terms are defined in the Tax Act; or (h) a Holder that receives dividends on Offered Shares under or as part of a “dividend rental arrangement” as defined in the Tax Act. Such Holders should consult their own tax advisors with respect to an investment in the Offered Shares.

Taxation of Dividends

Dividends received or deemed to be received on the Offered Shares in the taxation year of a Resident Holder will be included in computing a Resident Holder’s income for the year. In the case of a Resident Holder who is an individual (including certain trusts), dividends (including deemed dividends) received on the Offered Shares will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received by an individual from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit in respect of taxable dividends designated by the Bank as “eligible dividends” in accordance with the provisions of the Tax Act. There may be limitations on the ability of the Bank to designate dividends as “eligible dividends”.

In the case of a Resident Holder that is a corporation, dividends (including deemed dividends) received on the Offered Shares will be included in the Resident Holder’s income and will generally be deductible in computing the Resident Holder’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received (or deemed to be received) by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “private corporation” or “subject corporation” (as such terms are defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) under Part IV of the Tax Act on dividends received or deemed to be received on the Offered Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the year.

Disposition of Offered Shares

A Resident Holder who disposes of, or is deemed to have disposed of, an Offered Share (other than on a disposition to the Bank that is not a sale in the open market in the manner in which shares would normally be purchased by any member of the public in the open market) will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition in respect of the Offered Share exceed (or are less than) the aggregate of the adjusted cost base to the Resident Holder of such share immediately before the disposition or deemed disposition and any reasonable costs of disposition. The adjusted cost base to a Resident Holder of an Offered Share will be determined by averaging the cost of that Offered Share with the adjusted cost base (determined immediately before the acquisition of the Offered Share) of all other Common Shares held as capital property at that time by the Resident Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading “Taxation of Capital Gains and Losses”.

Taxation of Capital Gains and Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder must be included in the Resident Holder’s income for the taxation year in which the disposition occurs. Subject to and in accordance with the provisions of the Tax Act, one-half of any capital loss realized by a Resident Holder (an “allowable capital loss”) must be deducted from taxable capital gains realized by the Resident Holder in the taxation year in which the disposition occurs. Allowable capital losses in excess of taxable capital gains for the taxation year of disposition may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent year against net taxable capital gains realized in such years, to the extent and in the circumstances set out in the Tax Act.

A capital loss realized on the disposition or deemed disposition of an Offered Share by a Resident Holder that is a corporation may in certain circumstances be reduced by the amount of dividends received or deemed to have been received by the Resident Holder on such share (or on a share for which such share was substituted) to the extent and in the circumstances set out in the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Offered Shares, directly or indirectly, through a partnership or trust. A Resident Holder to which these rules may be relevant is urged to consult its own tax advisor.

A Resident Holder that is throughout a taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” (as defined in the Tax Act), which is defined to include an amount in respect of taxable capital gains. Pursuant to certain Tax Proposals, such refundable tax may generally also apply to a Resident Holder that is a “substantive CCPC” (for purposes of the Tax Act and as defined in the Tax Proposals released by the Minister of Finance (Canada) on August 9, 2022).

Non-Residents of Canada

The following portion of this summary is generally applicable to a Holder who, for purposes of the Tax Act and any applicable income tax treaty or convention and at all relevant times, is not resident or deemed to be resident in Canada and does not use or hold, and is not deemed to use or hold, Offered Shares in connection with a business carried on in Canada (each, a “Non-Resident Holder”). Special considerations, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere. Such Non-Resident Holders should consult their own tax advisors.

The following portion of this summary assumes that the Offered Shares will not be “taxable Canadian property” (as defined in the Tax Act) to any particular Non-Resident Holder at any time. Generally, the Offered Shares will not constitute taxable Canadian property to a Non-Resident Holder at a particular time provided that the shares are listed at that time on a designated stock exchange for purposes of the Tax Act (which includes the TSX and NYSE), unless at any particular time during the 60-month period that ends at that time (i) one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder does not deal at arm’s length (for the purposes of the Tax Act), and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of the capital stock of the Bank, and (ii) more than 50% of the fair market value of the Offered Shares was derived directly or indirectly from one or any combination of: (a) real or immovable properties situated in Canada, (b) “Canadian resource properties”, (c) “timber resource properties”, and (d) options in respect of, or interests in, or for civil law rights in, any of the foregoing property whether or not the property exists, each as defined in the Tax Act. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the Offered Shares may be deemed to be taxable Canadian property.

Taxation of Dividends

Dividends paid or credited, or deemed to be paid or credited, to a Non-Resident Holder on the Offered Shares will be subject to Canadian withholding tax under the Tax Act at the rate of 25% of the gross amount of the dividend, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under any applicable income tax treaty or convention. For example, under the Treaty, the withholding tax rate on dividends paid or credited, or deemed to be paid or credited, to a Non-Resident Holder who is the beneficial owner of the dividends and who is resident in the United States for purposes of, and is fully entitled to the benefits of, the Treaty, is generally reduced to 15%. Non-Resident Holders should consult their own tax advisors to determine their entitlement to benefits under any applicable income tax treaty or convention based on their particular circumstances.

Disposition of Offered Shares

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized by such Non-Resident Holder on a disposition or deemed disposition of Offered Shares, unless the Offered Shares constitute taxable Canadian property of the Non-Resident Holder at the time of the disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations relating to acquiring, owning and disposing of Offered Shares by a U.S. Holder (as defined below) that holds Offered Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing U.S. federal income tax law, including the Code, U.S. Treasury regulations thereunder, rulings and court decisions, all of which are subject to differing interpretations or change, possibly with retroactive effect. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, any entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes and any investor therein, tax-exempt organizations (including private foundations), individual retirement and other tax-deferred accounts, U.S. expatriates, investors who are not U.S. Holders, U.S. Holders who at any time own or owned (directly, indirectly or constructively) 10% or more of our stock (by vote or value), U.S. Holders that acquire Offered Shares pursuant to any employee share option or otherwise as compensation, U.S. Holders that hold their Offered Shares as part of a straddle, hedge, conversion, wash sale, constructive sale or other integrated transaction for U.S. federal income tax purposes, U.S. Holders that have a functional currency other than the U.S. dollar or persons required to accelerate the recognition of any item of gross income with respect to Offered Shares as a result of such income being recognized on an applicable financial statement, all of whom may be subject to tax rules that differ significantly from those summarized below). In addition, this discussion does not discuss any U.S. federal estate, gift or alternative minimum tax consequences, any tax consequences of the Medicare tax on certain investment income pursuant to the Health Care and Education Reconciliation Act of 2010, any considerations with respect to FATCA (which for this purpose means Sections 1471 through 1474 of the Code, the Treasury regulations and administrative guidance promulgated thereunder, any intergovernmental agreement entered in connection therewith, and any non-U.S. laws, rules or directives implementing or relating to any of the foregoing), or any state, local or non-U.S. tax consequences.

THIS DISCUSSION IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OFFERED SHARES. PROSPECTIVE HOLDERS OF OFFERED SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OFFERED SHARES, INCLUDING WITH RESPECT TO THE APPLICATION AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. INCOME AND OTHER TAX LAWS AND ANY PROPOSED CHANGES IN APPLICABLE LAWS.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Offered Shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the U.S., (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of, the U.S. or any state thereof or the District of Columbia, (iii) an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If an entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes is a beneficial owner of Offered Shares, the tax treatment of an investor therein will generally depend upon the status of such investor, the activities of the entity or arrangement, and certain determinations made at the investor level or the level of the entity or arrangement. Such entities or arrangements, and investors therein, are urged to consult their own tax advisors regarding their investment in Offered Shares.

Passive Foreign Investment Company (“PFIC”) Consequences

We believe that we will not be a PFIC for the current taxable year and that we have not been a PFIC for prior taxable years and we expect that we will not become a PFIC in the foreseeable future, although there can be no assurance in this regard. Because PFIC status is a fact-intensive determination, no assurance can be given that we are not, have not been, or will not become, classified as a PFIC.

If we are a PFIC for any taxable year, U.S. Holders generally will be subject to special tax rules that could result in materially adverse U.S. federal income tax consequences. In such event, a U.S. Holder may be subject to U.S. federal income tax at the highest applicable ordinary income tax rates on (i) any “excess distribution” that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Offered Shares), or (ii) any gain realized on the disposition of Offered Shares. In addition, a U.S. Holder may be subject to an interest charge on such tax. Furthermore, the reduced dividend tax rates described below that may apply to our dividends received by certain U.S. Holders will not apply if we are a PFIC during the taxable year in which such dividend is paid, or the preceding taxable year.

As an alternative to the foregoing rules, if we are a PFIC for any taxable year, a U.S. Holder may make a mark-to-market election with respect to Offered Shares, provided that our Common Shares are regularly traded. Although no assurances can be given, we expect that our Common Shares would qualify as being regularly traded. If a U.S. Holder makes a valid mark-to-market election, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Offered Shares held at the end of the taxable year over the adjusted tax basis of such Offered Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Offered Shares over the fair market value of such Offered Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s tax basis in the Offered Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. Gain on the sale or other disposition of Offered Shares would be treated as ordinary income, and loss on the sale or other disposition of Offered Shares would be treated as an ordinary loss, but only to the extent of the amount previously included in income as a result of the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investment held by us that is treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Each U.S. Holder should consult its tax advisor concerning the U.S. federal income tax consequences of acquiring, owning or disposing of Offered Shares if we are or become classified as a PFIC, including the possibility of making a mark-to-market election.

The remainder of the discussion below assumes that we are not a PFIC, have not been a PFIC and will not become a PFIC in the future.

Distributions

The U.S. dollar value of the gross amount of distributions with respect to Offered Shares (including the amount of any non-U.S. withholding taxes), if any, will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such distributions will be includable in a U.S. Holder’s gross income as ordinary dividend income on the day actually or constructively received by the U.S. Holder. Such dividends will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits for the taxable year, as determined under U.S. federal income tax principles, the distribution will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s tax basis in such U.S. Holder’s Offered Shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange of such Offered Shares. Because we do not determine our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect that a distribution will generally be reported as a dividend for U.S. federal income tax purposes, even if that distribution would otherwise be treated as a tax-free return of capital or as capital gain under the rules described above.

With respect to non-corporate U.S. Holders, certain dividends received from a “qualified foreign corporation” may be eligible for reduced rates of U.S. federal income taxation. A non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the U.S. We believe our Common Shares will be considered to be readily tradable on an established securities market in the U.S., although there can be no assurance that this will continue to be the case in the future. Non-corporate U.S. Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss, or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code, will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, even if the minimum holding period requirement has been met, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. You should consult your tax advisor regarding the application of these rules to your particular circumstances.

The U.S. dollar value of any distributions paid with respect to Offered Shares, without reduction for any non-U.S. withholding tax, will be calculated by reference to the spot rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. U.S. Holders should consult their tax advisors regarding the treatment of any foreign currency gain or loss in respect of Canadian dollars received that are not converted into U.S. dollars on the day the Canadian dollars are received. For U.S. foreign tax credit purposes, dividends paid with respect to Offered Shares generally will constitute foreign source “passive category income.”

Subject to generally applicable limitations and conditions, Canadian dividend withholding tax paid in respect of dividends with respect to Offered Shares paid to a U.S. Holder may be eligible for a credit against such U.S. Holder’s U.S. federal income tax liability. The availability and calculation of foreign tax credits and deductions for foreign taxes depend on a U.S. Holder’s particular circumstances and involve the application of complex rules to those circumstances. U.S. Holders should consult their tax advisors regarding the application of these rules to their particular situation.

Sale, Exchange or Other Disposition

For U.S. federal income tax purposes, a U.S. Holder generally will recognize taxable gain or loss on any sale, exchange or other taxable disposition of Offered Shares in an amount equal to the difference between the amount realized (in U.S. dollars) for such Offered Shares and the U.S. Holder’s tax basis in such Offered Shares (in U.S. dollars). Such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year generally are eligible for reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations.

The U.S. dollar value of the amount realized on the sale or other disposition, without reduction for any non-U.S. withholding tax, will be calculated by reference to the spot rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. U.S. Holders should consult their tax advisors regarding the treatment of any foreign currency gain or loss in respect of Canadian dollars received that are not converted into U.S. dollars on the day of receipt.

Gain or loss, if any, recognized by a U.S. Holder on the sale or other disposition of Offered Shares generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. If such gain is subject to Canadian taxation, a U.S. Holder entitled to benefits under the Treaty may elect to treat such gain as foreign source income for U.S. foreign tax credit purposes. The availability and calculation of foreign tax credits and deductions for foreign taxes depend on a U.S. Holder’s particular circumstances and involve the application of complex rules to those circumstances. U.S. Holders should consult their tax advisors regarding the application of these rules to their particular situation.

Information Reporting and Backup Withholding

A U.S. Holder with interests in “specified foreign financial assets” (including, among other assets, Offered Shares, unless such Offered Shares were held on such U.S. Holder’s behalf through certain financial institutions) may be required to file an information report with the IRS if the aggregate value of all such assets exceeds certain threshold amounts. You should consult your tax advisor as to the possible obligation to file such information reports in light of your particular circumstances.

Moreover, information reporting generally will apply to dividends in respect of Offered Shares and proceeds from the sale, exchange or other disposition of Offered Shares, in each case, that are paid to a U.S. Holder within the U.S. (and in certain cases, outside the U.S. or through certain U.S. intermediaries), unless the U.S. Holder is an exempt recipient. Backup withholding (currently, at a rate of 24% for payments made before January 1, 2026) may also apply to such payments, unless the U.S. Holder provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding by providing a properly completed IRS Form W-9 and otherwise complies with applicable requirements of the backup withholding rules, or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. You should consult your tax advisors regarding the application of the U.S. information reporting and backup withholding rules to your particular circumstances.

TRANSFER AGENT AND REGISTRAR

Computershare Trust Company of Canada at its principal office in Toronto is the transfer agent and registrar for the Common Shares. In addition, Computershare Investor Services PLC and Computershare Trust Company, N.A. serve as transfer agents and registrars for the Common Shares in Bristol, United Kingdom and Canton, Massachusetts, respectively.

LEGAL MATTERS

The validity of the Offered Shares and certain legal matters relating to Canadian law in connection with the issuance and sale of the Offered Shares will be passed upon, on behalf of the Bank, by Osler, Hoskin & Harcourt LLP. Certain legal matters relating to Canadian law in connection with the issuance and sale of the Offered Shares will be passed upon, on behalf of the Underwriters, by McCarthy Tétrault LLP. Certain legal matters relating to U.S. law with respect to the issuance and sale of the Offered Shares will be passed upon, on behalf of the Bank, by Wachtell, Lipton, Rosen & Katz and, on behalf of the Underwriters, by Paul, Weiss, Rifkind, Wharton & Garrison LLP. As at December 13, 2022, the partners and associates of each of Osler, Hoskin & Harcourt LLP and McCarthy Tétrault LLP beneficially owned, directly or indirectly, less than 1% of the issued and outstanding securities of each class of the Bank or of any associate or affiliate of the Bank.

EXPERTS

The consolidated financial statements of the Bank as of October 31, 2022 and 2021 and for the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting of the Bank as of October 31, 2022, have been incorporated by reference herein from the Bank’s Annual Report on Form 40-F for the year ended October 31, 2022, and the consolidated financial statements of the Bank as of October 31, 2020 and for the year then ended have been incorporated by reference herein from the Bank’s Annual Report on Form 40-F for the year ended October 31, 2021, in each case in reliance upon the reports contained therein of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

The Bank is incorporated or organized under the laws of Canada and its principal place of business is in Canada. Some or all of the Bank’s officers and directors, and some or all of the Underwriters and experts named in this prospectus supplement, are residents of a country other than the United States, and all or a substantial portion of the assets of the Bank and such persons may be located outside the United States. The Bank has appointed an agent for service of process in the United States but it may be difficult for U.S. investors to effect service within the United States upon the Bank or those directors, officers and experts who are not residents of the United States. Investors should not assume that a Canadian court would enforce a judgment of a U.S. court obtained in an action against the Bank or such other persons predicated on the civil liability provisions of the U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Bank or such persons predicated on the U.S. federal securities laws or any such state securities or “blue sky” laws. The Bank’s Canadian counsel has advised the Bank that a monetary judgment of a U.S. court predicated solely upon the civil liability provisions of the U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. The Bank cannot provide assurance that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

The Bank filed with the SEC, concurrently with the Registration Statement on Form F-3, an Appointment of Agent for Service of Process on Form F-N. Under the Form F-N, the Bank appointed Colleen Hennessy, located at Bank of Montreal, 115 S. LaSalle Street, Floor 18W, Chicago, Illinois 60603 as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Bank in a U.S. court arising out of or relating to or concerning this offering.

Common Shares

Class A Preferred Shares

Class B Preferred Shares

Senior Debt Securities

Subordinated Debt Securities

up to an aggregate initial offering price of US$42,000,000,000 or the equivalent thereof in other currencies.

We may offer from time to time common shares, class A preferred shares, class B preferred shares, senior debt securities or subordinated debt securities. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus provides information about us and describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in one or more supplements to this prospectus, which may be filed separately or included in a post-effective amendment to the Registration Statement, or may be set forth in one or more documents incorporated by reference in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common shares are listed on the New York Stock Exchange and the Toronto Stock Exchange under the trading symbol “BMO.”

You should read this prospectus and any applicable prospectus supplement carefully before you invest in any of our securities.

Investing in these securities involves certain risks. To read about certain factors you should consider before buying any of the Securities, see the “Risk Factors” section on page 8 of this prospectus and in our most recent annual report on Form 40-F, which is incorporated by reference herein, as well as any other reports on Form 6-K that are specifically incorporated by reference herein and, if any, in an applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that Bank of Montreal is a Canadian bank, that many of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in the Registration Statement may be residents of Canada, and that all or a substantial portion of the assets of Bank of Montreal and said persons may be located outside the United States.

The senior debt securities and subordinated debt securities will be our unsecured obligations and will not be savings accounts or deposits that are insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or under the Canada Deposit Insurance Corporation Act or any other deposit insurance regime.

Securities that are bail-inable debt securities (as defined herein) are subject to conversion in whole or in part – by means of a transaction or series of transactions and in one or more steps – into common shares of Bank of Montreal or any of its affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act (the “CDIC Act”) and to variation or extinguishment in consequence, and subject to the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable debt securities.

We may use this prospectus in the initial sale of any securities. In addition, we or any of our affiliates, including BMO Capital Markets Corp., may use this prospectus in a market-making or other transaction in any security after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

This prospectus is dated May 26, 2022

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ABOUT THIS PROSPECTUS

General

This document is called a prospectus and is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf registration, we may from time to time sell any combination of the common shares, class A preferred shares, class B preferred shares (together with the class A preferred shares, the “preferred shares”), senior debt securities or subordinated debt securities described in this prospectus in one or more offerings, and which we collectively refer to herein as the “securities.” The Registration Statement containing this prospectus, including exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus. The Registration Statement can be read at the SEC web site or at the SEC office mentioned under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration statement we will provide one or more supplements to this prospectus containing specific information about the terms of the securities being offered. Any such supplements, which we refer to in this prospectus as the “applicable supplements,” may include a discussion of any additional risk factors or other special considerations that apply to those securities and may also add to, update or change the information in this prospectus. The applicable supplements relating to each series of debt securities will be attached to the front of this prospectus. If there is any inconsistency between the information in this prospectus and any applicable supplement, you should rely on the information in the most recent applicable supplement. We urge you to read carefully both this prospectus and any applicable supplement accompanying this prospectus, together with the information incorporated herein and in any applicable supplement by reference under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered.

We are responsible for the information provided in this prospectus and the applicable supplements, including the information incorporated by reference. We have not authorized anyone to give you any other information or to make any representation different from or in addition to that contained or incorporated by reference in this prospectus and any applicable supplement and take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. Therefore, you should not assume that the information contained in this prospectus or applicable supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable supplement is delivered or securities are sold on a later date.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, some of which may be our affiliates. If we, directly or through dealers or agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with the applicable dealers or agents, to reject, in whole or in part, any of those offers. An applicable supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those persons and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed to be “underwriters” within the meaning of the United States Securities Act of 1933, as amended (the “Securities Act”). In addition, one or more of our subsidiaries, including BMO Capital Markets Corp., may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the applicable supplements in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the “Bank,” “we,” “us,” “our” or similar references mean Bank of Montreal and its consolidated subsidiaries.

PRESENTATION OF FINANCIAL INFORMATION

We prepare our consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”).

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Our public communications often include written or oral forward-looking statements. Statements of this type are included in this document, and may be included in other filings with Canadian securities regulators or the SEC, or in other communications. All such statements are made pursuant to the “safe harbor” provisions of, and are intended to be forward-looking statements under, the United States Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. Forward-looking statements may include, but are not limited to, statements with respect to our objectives and priorities for fiscal 2022 and beyond, our strategies or future actions, our targets and commitments (including with respect to net zero emissions), expectations for our financial condition, capital position or share price, the regulatory environment in which we operate, the results of, or outlook for, our operations or for the Canadian, U.S. and international economies, the closing of our proposed acquisition of Bank of the West, including plans for the combined operations of the Bank and Bank of the West, the financial, operational and capital impacts of the transaction, and the COVID-19 pandemic, and include statements made by our management. Forward-looking statements are typically identified by words such as “will,” “would,” “should,” “believe,” “expect,” “anticipate,” “project,” “intend,” “estimate,” “plan,” “goal,” “commit,” “target,” “may,” “might,” “schedule,” “forecast” and “could” or negative or grammatical variations thereof.

By their nature, forward-looking statements require us to make assumptions and are subject to inherent risks and uncertainties, both general and specific in nature. There is significant risk that predictions, forecasts, conclusions or projections will not prove to be accurate, that our assumptions may not be correct, and that actual results may differ materially from such predictions, forecasts, conclusions or projections. The uncertainty created by the COVID-19 pandemic has heightened this risk, given the increased challenge in making assumptions, predictions, forecasts, conclusions or projections. We caution readers of this document not to place undue reliance on our forward-looking statements, as a number of factors — many of which are beyond our control and the effects of which can be difficult to predict — could cause actual future results, conditions, actions or events to differ materially from the targets, expectations, estimates or intentions expressed in the forward-looking statements.

The future outcomes that relate to forward-looking statements may be influenced by many factors, including, but not limited to: general economic and market conditions in the countries in which we operate, including labor challenges; the severity, duration and spread of the COVID-19 pandemic, and possibly other outbreaks of disease or illness, and its impact on local, national or international economies, as well as its heightening of certain risks that may affect our future results; information, privacy and cyber security, including the threat of data breaches, hacking, identity theft and corporate espionage, as well as the possibility of denial of service resulting from efforts targeted at causing system failure and service disruption; benchmark interest rate reforms; technological changes and technology resiliency; political conditions, including changes relating to, or affecting, economic or trade matters; climate change and other environmental and social risk; the Canadian housing market and consumer leverage; inflationary pressures; global supply-chain disruptions; changes in monetary, fiscal, or economic policy; changes in laws, including tax legislation and interpretation, or in supervisory expectations or requirements, including capital, interest rate and liquidity requirements and guidance, and the effect of such changes on funding costs; weak, volatile or illiquid capital or credit markets; the level of competition in the geographic and business areas in which we operate; judicial or regulatory proceedings; the accuracy and completeness of the information we obtain with respect to our customers and counterparties; failure of third parties to comply with their obligations to us; our ability to execute our strategic plans and to complete proposed acquisitions or dispositions, including obtaining regulatory approvals; critical accounting estimates and the effects of changes to accounting standards, rules and interpretations on these estimates; operational and infrastructure risks, including with respect to reliance on third parties; the possibility that our proposed acquisition of Bank of the West does not close when expected or at all because required regulatory approvals and other conditions to closing are not received or satisfied on a timely basis or at all or are received subject to adverse conditions or requirements; the anticipated benefits from the proposed acquisition of Bank of the West, such as it creating synergies and operational efficiencies; our ability to perform effective fair value management actions and unforeseen consequences arising from such actions; changes to our credit ratings; global capital markets activities; the possible effects on our business of war or terrorist activities; natural disasters and disruptions to public infrastructure, such as transportation, communications, power or water supply; and our ability to anticipate and effectively manage risks arising from all of the foregoing factors.

We caution that the foregoing list is not exhaustive of all possible factors. Other factors and risks could adversely affect our results. For more information, please see the discussion in our Annual Report on Form 40-F and subsequent interim reports, which are incorporated by reference herein, and which outline certain key factors and risks that may affect our future results. When relying on forward-looking statements to make decisions with respect to the Bank, investors and others should carefully consider these factors and risks, as well as other uncertainties and potential events, and the inherent uncertainty of forward-looking statements. We do not undertake to update any forward-looking statements, whether written or oral, that may be made, from time to time, by the organization or on its behalf, except as required by law.

The forward-looking information contained or incorporated by reference into this prospectus is presented for the purpose of assisting investors in understanding our operations, prospects, risks and other extreme factors that impact us specifically as of and for the periods ended on the dates presented, as well as certain strategic priorities and objectives, and may not be appropriate for other purposes.

Assumptions about the performance of the Canadian and U.S. economies, as well as overall market conditions and their combined effect on our business, are material factors we consider when determining our strategic priorities, objectives and expectations for our business. In determining our expectations for economic growth, both broadly and in the financial services sector, we primarily consider historical economic data provided by governments, historical relationships between economic and financial variables, and the risks to the domestic and global economy. See our most recent Annual Report on Form 40-F and our subsequent interim reports for more information relating to material factors impacting our business.

WHERE YOU CAN FIND MORE INFORMATION

In addition to our continuous disclosure obligations under the securities laws of the Provinces and Territories of Canada, we are subject to information reporting requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file or furnish reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. These reports and other information, when filed or furnished by us in accordance with such requirements, are available to the public for free through the SEC’s website at www.sec.gov. Information about us can also be located at our website at www.bmo.com. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the Registration Statement and does not contain all the information in the Registration Statement. Whenever a reference is made in this prospectus to a contract or other document of the Bank, the reference is only a summary and you should refer to the exhibits that are a part of the Registration Statement for a copy of the contract or other document. You may review a copy of the Registration Statement through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this prospectus.

We incorporate by reference the documents listed below and all documents which we subsequently file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules) pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the securities under this prospectus:

•	Annual Report on Form 40-F for the fiscal year ended October 31, 2021, filed on December 3, 2021;

•	Reports on Form 6-K filed on December 3, 2021 (three filings) (Acc-nos: 0001193125-21-347991, 0001193125-21-348002 and 0001193125-21-348008);

•	Report on Form 6-K filed on December 6, 2021 (Acc-no: 0001193125-21-348686);

•	Reports on Form 6-K filed on December 20, 2021 (three filings) (Acc-nos: 0001193125-21-362535, 0001193125-21-362525 and 0001193125-21-361814);

•	Reports on Form 6-K filed on January 10, 2022 (three filings) (Acc-nos: 0001193125-22-005862, 0001193125-22-005863 and 0001193125-22-005876);

•	Reports on Form 6-K filed on January 18, 2022 (two filings) (Acc-nos: 0001193125-22-011368 and 0001193125-22-010748);

•	Reports on Form 6-K filed on March 1, 2022 (three filings) (Acc-nos: 0001193125-22-061537, 0001193125-22-061541 and 0001193125-22-061704);

•	Report on Form 6-K filed on March 7, 2022;

•	Report on Form 6-K filed on March 8, 2022;

•	Report on Form 6-K filed on March 22, 2022;

•	Report on Form 6-K filed on March 29, 2022;

•	Report on Form 6-K filed on April 4, 2022;

•	Report on Form 6-K filed on April 11, 2022;

•	Report on Form 6-K filed on April 13, 2022;

•	Report on Form 6-K filed on April 22, 2022;

•	Report on Form 6-K filed on April 28, 2022;

•	Reports on Form 6-K filed on May 25, 2022 (three filings) (Acc-nos: 0001193125-22-159731, 0001193125-22-159735 and 0001193125-22-159819); and

•	Registration Statement on Form 8-A filed on September 26, 1994.

We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into the Registration Statement of which this prospectus forms a part.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Bank of Montreal

Corporate Secretary’s Department

100 King Street West

1 First Canadian Place

Toronto, Ontario

Canada M5X 1A1

(416) 867-6785

RISK FACTORS

Investment in these securities is subject to various risks, including those risks inherent in conducting the business of a diversified financial institution. Before deciding whether to invest in any securities, you should consider carefully the risks described in the documents incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in the applicable supplements relating to a specific offering of securities. You should consider the categories of risks identified and discussed in the management’s discussion and analysis of financial condition and results of operations included in our Annual Report on Form 40-F for the fiscal year ended October 31, 2021 and subsequent interim reports, including those summarized under “Caution Regarding Forward-Looking Statements” above.

BANK OF MONTREAL

Bank of Montreal (“Bank of Montreal,” “BMO” or the “Bank”) started business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, the Bank has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of the Bank and governs its operations. The Bank is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956.

The Bank’s head and registered office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1.

Bank of Montreal is a highly diversified financial services provider based in North America. BMO provides a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. As at October 31, 2021, BMO had more than 12 million customers and approximately 44,000 full-time equivalent employees. The Bank has approximately 1,400 bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in a number of jurisdictions around the world. BMO Financial Corp. (“BFC”) is based in Chicago and wholly-owned by Bank of Montreal. BFC operates primarily through its subsidiary BMO Harris Bank N.A., which provides banking, financing, investing, and cash management services in select markets in the United States. BMO provides a full range of investment dealer services through entities, including BMO Nesbitt Burns Inc., a major fully integrated Canadian investment dealer, and BMO Capital Markets Corp., Bank of Montreal’s wholly-owned registered securities dealer in the United States.

Bank of Montreal conducts business through three operating groups: Personal and Commercial Banking (“P&C”), made up of Canadian P&C and U.S. P&C; BMO Wealth Management; and BMO Capital Markets.

•

Canadian P&C operates across Canada, providing customers with a wide range of products and services, including banking, lending, treasury management and everyday financial and investment advice to our personal and commercial clients. Operating predominately in the U.S. Midwest under the BMO Harris brand, U.S. P&C offers personal and commercial clients banking, lending, and treasury management products and services.

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BMO Wealth Management offers client focused investment, wealth management and financial services and solutions from mainstream to ultra-high net worth and institutional, with a broad offering of wealth management products and services, including insurance. BMO Wealth Management is a global business with an active presence in markets across Canada, the United States, Europe, the Middle East and Africa (EMEA) and Asia.

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BMO Capital Markets is a North American-based financial services provider offering a complete range of products and services to corporate, institutional and government clients. These include equity and debt underwriting, institutional sales and trading, corporate lending and project financing, mergers and acquisitions advisory services, securitization, treasury management, risk management, and equity and fixed income research.

Corporate Services consists of Corporate Units and Technology and Operations (“T&O”). Corporate Units provide enterprise-wide expertise, governance and support in a variety of areas, including strategic planning, risk management, finance, legal and regulatory compliance, human resources, communications, marketing, real estate, procurement, data and analytics, and innovation. T&O develops, monitors, manages and maintains governance of information technology, and also provides cyber security and operations services.

Certain Matters Relating to the Bank’s Board of Directors

Under the Bank Act, the Bank’s board of directors must have at least seven members and the Bank’s board of directors may establish by by-law a minimum and maximum number of directors. The Bank Act also requires that no more than two-thirds of the directors may be affiliated with the Bank, as specified by the Bank Act, and no more than 15% of the directors may be employees of the Bank or a subsidiary of the Bank, except that up to four of these employees may be directors if they constitute not more than 50% of the directors. Subject to the following residency requirements, a majority of directors shall constitute a quorum at any meeting of the board of directors. Under the Bank Act, a majority of the directors of the Bank must be resident Canadians and, except in limited circumstances, directors may not transact business at a meeting of directors or a committee of directors at which a majority of the directors present are not resident Canadians. Under the Bank Act, the directors may not transact business at a meeting of directors unless at least one of the directors who is not affiliated with the Bank is present unless an unaffiliated director subsequently approves the business transacted at the meeting. The Bank Act also requires the directors of a bank to appoint from their members a chief executive officer who must ordinarily be resident in Canada. Under the Bank’s by-laws, the minimum number of directors is seven and the maximum number of directors is 40. The Bank’s by-laws provide that the number of directors to be elected at any annual meeting of shareholders of the Bank will be fixed by the board of directors before the meeting. Directors are elected to terms of one year, on an annual basis. The Bank currently has 13 directors.

Under the Bank Act, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the votes cast at a special meeting of shareholders. A vacancy created by such removal may be filled at the meeting or by a quorum of the directors. Bank policies stipulate that directors who joined the board prior to January 1, 2010 may serve until the earlier of when they turn 70 or they have served 20 years. Directors who joined the Board on or after January 1, 2010 may serve until the earlier of when they turn 70 or they have served 15 years. However, provided that they are elected, all directors will be allowed to serve for at least ten years, regardless of their age. In addition, the Chairman may serve a full five year term as Chairman, regardless of his or her age or how long he or she has been on the Board, and his or her term may be renewed for up to three more years. The Board has also approved term limits for the chairs of its committees — for committee chairs appointed after December 31, 2014, the normal term will be five years with a possibility of renewal for up to three more years. In exceptional circumstances, to further the best interests of the Bank, the Board may on an annual basis decide in individual cases to waive the term and/or age limits stated above for directors, the Chairman and committee chairs. An officer will resign from the Board when no longer employed by the Bank. However, the Board may request a former CEO to continue as a director for a term not longer than two years.

Conflicts of Interest

The Bank Act contains detailed provisions with regard to a director’s power to vote on a material proposal, arrangement or contract in which the director is interested. These provisions include procedures for: disclosure of the conflict of interest and the timing for such disclosure; the presence of directors at board meetings where the proposal, arrangement or contract giving rise to the conflict of interest is being considered, and voting with respect to the proposal, arrangement or contract giving rise to the conflict of interest; and other provisions for dealing with such conflicts of interest. The Bank Act also contains detailed provisions regarding transactions with persons who are related parties of the Bank, including directors of the Bank. See “— Borrowing Powers.”

Compensation

The by-laws of the Bank have provisions with regard to the general remuneration of directors. The board of directors may, from time to time, by resolution determine their remuneration that may be paid, but such remuneration may not exceed in each year an aggregate cap set out in the by-laws, and individually may be in such amounts as the board may determine by resolution. In addition, the directors may be paid their reasonable out-of-pocket expenses incurred in attending meetings of the board, shareholders or committees of the board or otherwise in the performance of their duties.

Directors are required to hold at least eight times the cash retainer portion of their annual retainer fee in either common shares or deferred share units (“Deferred Share Units”) under the Bank’s Deferred Share Unit

Plan for Non-employee Directors and until this level is obtained, directors must take 100% of their annual retainer in the form of either common shares (which are purchased on the open market) or Deferred Share Units. Once this threshold has been reached, directors receive a minimum of $140,000 of their $215,000 annual retainer fee in common shares (which are purchased on the open market) or in Deferred Share Units, but also have the option to receive up to 100% of their annual retainer in this manner. A Deferred Share Unit is an amount owed by the Bank to directors having the same value as one common share, but is not paid out (in cash or in common shares purchased on the open market) until such time as the director leaves the board, thereby providing an ongoing equity stake in the Bank throughout the director’s period of board service. Only non-employee directors can receive Deferred Share Units.

Borrowing Powers

The directors of the Bank may, without authorization of the shareholders, authorize the Bank to borrow money. The Bank Act, however, prohibits the Bank from entering into transactions with persons who are deemed to be related parties of the Bank, subject to certain exceptions. Related party transactions may include loans made on the credit of the Bank. In addition, the by-laws of the Bank may be amended, as described in “Description of Common Shares and Preferred Shares — Amendments to the Rights, Privileges, Restrictions and Conditions of the Bank’s Share Capital,” to vary the borrowing authority of directors in this regard.

USE OF PROCEEDS

Unless otherwise specified in an applicable supplement, the net proceeds to the Bank from the sale of the securities will be added to the Bank’s general working capital and will be used for general working capital purposes.

DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES

Set forth below is a summary of the material terms of the Bank’s share capital and certain provisions of the Bank Act and the Bank’s amended and restated by-laws as they relate to the Bank’s share capital. The following summary is not complete and is qualified in its entirety by the Bank Act, the Bank’s amended and restated by-laws and the actual terms and conditions of such shares.

Capital Stock

The authorized capital of the Bank consists of an unlimited number of common shares, without nominal or par value, an unlimited number of Class A Preferred Shares, without nominal or par value, issuable in series, and an unlimited number of Class B Preferred Shares, without nominal or par value, issuable in series, in each case the aggregate consideration for which is also unlimited.

As of April 30, 2022, there were issued and outstanding the following shares of capital stock: 648,446,895 common shares; 20,000,000 Class B Preferred Shares Series 27 (Non-Viability Contingent Capital (NVCC)); 16,000,000 Class B Preferred Shares Series 29 (Non-Viability Contingent Capital (NVCC)); 12,000,000 Class B Preferred Shares Series 31 (Non-Viability Contingent Capital (NVCC)); 8,000,000 Class B Preferred Shares Series 33 (Non-Viability Contingent Capital (NVCC)); 20,000,000 Class B Preferred Shares Series 40 (Non-Viability Contingent Capital (NVCC)); 16,000,000 Class B Preferred Shares Series 42 (Non-Viability Contingent Capital (NVCC)); 16,000,000 Class B Preferred Shares Series 44 (Non-Viability Contingent Capital (NVCC)); 14,000,000 Class B Preferred Shares Series 46 (Non-Viability Contingent Capital (NVCC)); 1,250,000 Class B Preferred Shares Series 48 (Non-Viability Contingent Capital (NVCC)); and 750,000 Class B Preferred Shares Series 49 (Non-Viability Contingent Capital (NVCC)).

Common Shares

Voting. Holders of common shares are entitled to one vote per share on all matters to be voted on by holders of common shares. Unless otherwise required by the Bank Act, any matter to be voted on by holders of common shares shall be decided by a majority of the votes cast on the matter.

Size of Board of Directors. The Bank Act requires that the number of directors on the Bank’s board of directors be at least seven. All directors of the Bank are elected annually. The Bank Act also requires that at least a majority of the directors must be, at the time of each director’s election or appointment, resident Canadians.

Liquidation Rights. Upon the liquidation, dissolution or winding up of the Bank, whether voluntary or involuntary, the holders of common shares are entitled to receive the remaining property of the Bank available after the payment of all debts and other liabilities and subject to the prior rights of holders of any outstanding preferred shares.

Preemptive, Subscription, Redemption and Conversion Rights. Holders of common shares, as such, have no preemptive, subscription, redemption or conversion rights.

Dividends. The holders of common shares are entitled to receive dividends as and when declared by the board of directors of the Bank, subject to the preference of the holders of the preferred shares of the Bank. The Bank’s dividends have historically been declared on a quarterly basis in Canadian dollars. As a matter of practice, the Bank pays dividends to U.S. holders of common shares, if and when a dividend is declared, in U.S. dollars, in an amount fixed at the date of record for the payment of the dividend. The declaration and payment of dividends and the amount of the dividends is subject to the discretion of the board of directors, and will be dependent upon the results of operations, financial condition, cash requirements and future regulatory restrictions on the payment of dividends by, the Bank and other factors deemed relevant by the board of directors.

Preferred Shares

This section describes the general terms and provisions of our preferred shares and provides a description of the rights and privileges of each of our outstanding series of preferred shares. The applicable prospectus supplement will describe the specific terms of the preferred shares offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those preferred shares.

General. The Bank has two classes of authorized preferred shares, Class A Preferred Shares and Class B Preferred Shares, each of which is without nominal or par value and issuable in series. The Class B Preferred Shares rank on parity with the Class A Preferred Shares. There were no Class A Preferred Shares outstanding as of April 30, 2022. 124,000,000 shares of Class B Preferred Shares were outstanding as of April 30, 2022, namely, 20,000,000 Class B Preferred Shares Series 27 (Non-Viability Contingent Capital (NVCC)); 16,000,000 Class B Preferred Shares Series 29 (Non-Viability Contingent Capital (NVCC)); 12,000,000 Class B Preferred Shares Series 31 (Non-Viability Contingent Capital (NVCC)); 8,000,000 Class B Preferred Shares Series 33 (Non-Viability Contingent Capital (NVCC)); 20,000,000 Class B Preferred Shares Series 40 (Non-Viability Contingent Capital (NVCC)); 16,000,000 Class B Preferred Shares Series 42 (Non-Viability Contingent Capital (NVCC)); 16,000,000 Class B Preferred Shares Series 44 (Non-Viability Contingent Capital (NVCC)); 14,000,000 Class B Preferred Shares Series 46 (Non-Viability Contingent Capital (NVCC)); 1,250,000 Class B Preferred Shares Series 48 (Non-Viability Contingent Capital (NVCC)); and 750,000 Class B Preferred Shares Series 49 (Non-Viability Contingent Capital (NVCC)).

The board of directors is authorized, subject to the provisions of the Bank Act, without shareholder approval, to divide the unissued preferred shares into series and to fix the number of shares in each series and the rights, privileges, restrictions and conditions of such series, and to change the rights, privileges, restrictions or conditions attached to the unissued shares of any series, provided that no rights, privileges, restrictions or conditions attached to a series confer on a series a priority in respect of dividends or return of capital over any series of preferred shares of the same class then outstanding.

Priority. The preferred shares shall be entitled to preference over common shares and to any other shares of ranking junior to the preferred shares with respect to the payment of dividends and return of capital. Each series of preferred shares of a class ranks on a parity with every other series of preferred shares in the same class with respect to the payment of dividends and return of capital.

Restriction. Under the terms of the Bank Act, the approval of the holders of the preferred shares is required for the creation of any class of shares ranking prior to or on a parity with the preferred shares.

Voting. Except as required under the Bank Act or in the rights, privileges, restrictions or conditions attached to any series before the issue thereof, the holders of preferred shares are not entitled to receive notice, to attend or to vote at any meeting of the shareholders of the Bank.

Retirement of Preferred Shares. Subject to the prior approval of the Office of the Superintendent of Financial Institutions (Canada) (“OSFI”) and to the provisions governing restrictions on dividends and retirement of shares, the Bank may at any time purchase any outstanding series of preferred shares for cancellation, provided that no such shares may be redeemed or purchased for cancellation at prices exceeding the redemption price stated in or calculated according to a formula stated in the terms of issue thereto.

Rights and privileges of each outstanding series as of April 30, 2022:

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Class B — Series 27 shares are redeemable at the Bank’s option every five years after May 25, 2019 for $25.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 28 Preferred shares and, if converted, have the option to convert back to Series 27 Preferred shares on subsequent redemption dates. The Series 27 shares carry a non-cumulative quarterly dividend of $0.25 per share until May 25, 2019. Dividends payable after May 25, 2019 on the Series 27 and Series 28 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 27 or Series 28 shares without approval given by two-thirds of the holders of either the Series 27 or Series 28 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 27 or Series 28 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 27 and Series 28 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 27 or Series 28 shares, respectively.

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Class B — Series 29 shares are redeemable at the Bank’s option on August 25, 2024 and every five years thereafter for $25.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 30 Preferred shares and, if converted, have the option to convert back to Series 29 Preferred shares on subsequent redemption dates. The Series 29 shares carry a non-cumulative quarterly dividend of $0.2265 per share until August 25, 2024. Dividends payable after August 25, 2024 on the Series 29 and Series 30 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 29 or Series 30 shares without approval given by two-thirds of the holders of either the Series 29 or Series 30 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 29 or Series 30 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 29 and Series 30 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 29 or Series 30 shares, respectively.

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Class B — Series 31 shares are redeemable at the Bank’s option on November 25, 2024 and every five years thereafter for $25.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 32 Preferred shares and, if converted, have the option to convert back to Series 31 Preferred shares on subsequent redemption dates. The Series 31 shares carry a non-cumulative quarterly dividend of $0.240688 per share until November 25, 2024. Dividends payable after November 25, 2019 on the Series 31 and Series 32 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 31 or Series 32 shares without approval given by two-thirds of the holders of either the Series 31 or Series 32 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 31 or Series 32 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 31 and Series 32 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 31 or Series 32 shares, respectively.

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Class B — Series 33 shares are redeemable at the Bank’s option every five years after August 25, 2020 for $25.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 34 Preferred shares and, if converted, have the option to convert back to Series 33 Preferred shares on subsequent redemption dates. The Series 33 shares carry a non-cumulative quarterly dividend of $0.2375 per share until August 25, 2020. Dividends payable after August 25, 2020 on the Series 33 and Series 34 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 33 or Series 34 shares without approval given by two-thirds of the holders of either the Series 33 or Series 34 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 33 or Series 34 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 33 and Series 34 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 33 or Series 34 shares, respectively.

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Class B — Series 40 shares are redeemable at the Bank’s option on May 25, 2022 and every five years thereafter for $25.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 41 Preferred shares and, if converted, have the option to convert back to Series 40 Preferred shares on subsequent redemption dates. The Series 40 shares carry a non-cumulative quarterly dividend of $0.28125 per share until May 25, 2022. Dividends payable after May 25, 2022 on the Series 40 and Series 41 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 40 or Series 41 shares without approval given by two-thirds of the holders of either the Series 40 or Series 41 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 40 or Series 41 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 40 and Series 41 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 40 or Series 41 shares, respectively.

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Class B — Series 42 shares are redeemable at the Bank’s option on August 25, 2022 and every five years thereafter for $25.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 43 Preferred shares and, if converted, have the option to convert back to Series 42 Preferred shares on subsequent redemption dates. The Series 42 shares carry a non-cumulative quarterly dividend of $0.275 per share until August 25, 2022. Dividends payable after August 25, 2022 on the Series 42 and Series 43 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 42 or Series 43 shares without approval given by two-thirds of the holders of either the Series 42 or Series 43 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 42 or Series 43 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 42 and Series 43 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 42 or Series 43 shares, respectively.

•	Class B — Series 44 shares are redeemable at the Bank’s option on November 25, 2023 and every five years thereafter for $25.00 cash per share. If the shares are not redeemed on the redemption dates,

investors have the option to convert the shares into Class B — Series 45 Preferred shares and, if converted, have the option to convert back to Series 44 Preferred shares on subsequent redemption dates. The Series 44 shares carry a non-cumulative quarterly dividend of $0.303125 per share until November 25, 2023. Dividends payable after November 25, 2023 on the Series 44 and Series 45 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 44 or Series 45 shares without approval given by two-thirds of the holders of either the Series 44 or Series 45 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 44 or Series 45 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 44 and Series 45 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 44 or Series 45 shares, respectively.

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Class B — Series 46 shares are redeemable at the Bank’s option on May 25, 2024 and every five years thereafter for $25.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 47 Preferred shares and, if converted, have the option to convert back to Series 46 Preferred shares on subsequent redemption dates. The Series 46 shares carry a non-cumulative quarterly dividend of $0.31875 per share until May 25, 2024. Dividends payable after May 25, 2024 on the Series 46 and Series 47 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 46 or Series 47 shares without approval given by two-thirds of the holders of either the Series 46 or Series 47 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 46 or Series 47 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 46 and Series 47 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 46 or Series 47 shares, respectively.

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Class B — Series 48 shares are redeemable at the Bank’s option during the period from October 26, 2025 to and including November 26, 2025, and during the period from October 26 to and including November 26 every five years thereafter for $1,000.00 cash per share and in certain other circumstances. Upon any redemption of the Series 48 shares held by the limited recourse trust, the Bank shall redeem (subject to the prior written approval of the Superintendent (as defined below)) limited recourse capital notes, Series 1, with an aggregate principal amount equal to the aggregate face amount of the Series 48 shares redeemed by the Bank. The Series 48 shares carry non-cumulative preferential cash dividends, as and when declared by the board of directors of the Bank, payable semi-annually until November 26, 2025. Dividends payable after November 26, 2025 on the Series 48 shares will be set based on prevailing market rates plus a predetermined spread. The limited recourse trustee, as trustee of the limited recourse trust, will, by written notice, provide to the Bank a waiver of its right to receive any and all dividends on the Series 48 shares during the period from and including the date of the waiver to and including the date upon which the limited recourse trustee provides, by written notice, a revocation of the waiver. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 48 shares without approval given by two-thirds of the holders of the Series 48 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 48 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 48 holders are entitled to receive $1,000.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 48 shares, respectively.

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Class B — Series 49 shares are redeemable at the Bank’s option during the period from April 26, 2027 to and including May 26, 2027, and during the period from April 26 to and including May 26 every five years thereafter for $1,000.00 cash per share and in certain other circumstances. Upon any redemption of the Series 49 shares held by the limited recourse trust, the Bank shall redeem (subject to the prior written approval of the Superintendent (as defined below)) limited recourse capital notes, Series 2, with an aggregate principal amount equal to the aggregate face amount of the Series 49 shares redeemed by the Bank. The Series 49 shares carry non-cumulative preferential cash dividends, as and when declared by the board of directors of the Bank, payable semi-annually until May 26, 2027. Dividends payable after May 26, 2027 on the Series 49 shares will be set based on prevailing market rates plus a predetermined spread. The limited recourse trustee, as trustee of the limited recourse trust, will, by written notice, provide to the Bank a waiver of its right to receive any and all dividends on the Series 49 shares during the period from and including the date of the waiver to and including the date upon which the limited recourse trustee provides, by written notice, a revocation of the waiver. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 49 shares without approval given by two-thirds of the holders of the Series 49 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 49 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 49 holders are entitled to receive $1,000.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 49 shares, respectively.

•	A “Trigger Event” means any one of the following:

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the Superintendent of Financial Institutions (the “Superintendent”) publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments issued by the Bank and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

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a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

Limitations Affecting Holders of Common and Preferred Shares

Restraints on Bank Shares Under the Bank Act

The Bank Act contains restrictions on the issue, transfer, acquisition, beneficial ownership and voting of all shares of a Canadian chartered bank. For example, no person or group of associated persons may own more than 10% of any class of shares of the Bank without the approval of the Minister of Finance (Canada) (“Minister of Finance”) and no person may be a “major shareholder” of a bank if the bank has equity of $12 billion or more (which would include the Bank). A person is a major shareholder of a bank where: (i) the aggregate number of shares of any class of voting shares beneficially owned by that person, and that are beneficially owned by any entities controlled by that person is more than 20% of that class of voting shares; or (ii) the aggregate number of shares of any class of non-voting shares beneficially owned by that person, and that are beneficially owned by any entities controlled by that person is more than 30% of that class of non-voting shares. The Minister of Finance may only approve the acquisition of up to 30% of the shares of any class of non-voting shares and up to 20% of the shares of a class of voting shares of the Bank, provided, in each case, that the person acquiring those shares does not have direct or indirect influence over the Bank that, if exercised, would result in that person having control in fact of the Bank. No person may have a “significant interest” in any class of shares of a bank, including the Bank, unless the person first receives the approval of the Minister of Finance. In addition, the Bank is not permitted to record any transfer or issue of any shares of the Bank if the transfer or issue would cause the person to have a significant interest in a class of shares, unless the prior approval of the Minister of Finance is obtained. No person who has a significant interest in the Bank may exercise any voting rights attached to the shares held by that person, unless the prior approval of the Minister of Finance for the acquisition of the significant interest is obtained. For purposes of the Bank Act, a person has a significant interest in a class of shares of a bank where the aggregate of any shares of the class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10% of all of the outstanding shares of that class of shares of such bank. If a person contravenes any of these restrictions, the Minister of Finance may, by order, direct that person to dispose of all or any portion of those shares. Holders of securities of the Bank may be required to furnish declarations relating to ownership in a form prescribed by the Bank.

Furthermore, the Bank Act prohibits banks, including the Bank, from recording a transfer or issuing shares of any class to the Government of Canada, or of any province thereof, to any foreign government or the government of any state, province or other political subdivision of a foreign country or to any agent or agency of any of the foregoing, except in certain circumstances that requires the consent of the Minister of Finance.

Bank Act and Government Restrictions and Approvals

Under the Bank Act, the Bank cannot redeem or purchase any of its shares, including its common shares, unless the consent of OSFI has been obtained. In addition, the Bank Act prohibits a payment to purchase or redeem any shares or the declaration and payment of a dividend if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of the capital adequacy and liquidity regulations of the Bank Act or any capital or liquidity directions of OSFI. The Bank is prohibited from declaring dividends on its preferred or common shares when it would be, as a result of paying such a dividend, in contravention of the capital adequacy, liquidity or other regulatory directives issued under the Bank Act. In addition, common share dividends cannot be paid unless all dividends declared and payable on the Bank’s preferred shares have been paid or sufficient funds have been set aside to do so. The declaration, amount and payment of future dividends is subject to the discretion of the board of directors, and will be dependent upon the Bank’s results of operations, financial condition, cash requirements and future regulatory restrictions on the payment of dividends and other factors deemed relevant by the board of directors.

The government of Canada placed a moratorium on mergers among Canada’s largest financial institutions in 2003, including the Bank and its peers, pending a further review of Canada’s bank merger policy. It is unlikely that the Minister of Finance would grant an approval for a merger between any large Canadian financial institutions at this time.

The restrictions contained in the Bank Act and the Canadian government’s policies may deter, delay or prevent a future amalgamation involving the Bank and will prevent the acquisition of control of the Bank, including transactions that could be perceived as advantageous to the Bank’s shareholders.

Non-Viability Contingent Capital Provisions

Under capital adequacy requirements adopted by OSFI, in order to qualify as regulatory capital, preferred shares issued after January 1, 2013 must include terms providing for the full and permanent conversion of those preferred shares into common shares upon the occurrence of certain trigger events relating to financial viability (“Non-Viability Contingent Capital Provisions”). The specific terms of any Non-Viability Contingent Capital Provisions for any preferred shares that the Bank issues under this prospectus will be described in one or more supplements relating to those preferred shares.

Amendments to the Rights, Privileges, Restrictions and Conditions of the Bank’s Share Capital

Under the Bank Act, the rights of holders of the Bank’s shares can be changed by the board of directors of the Bank by making, amending or repealing the by-laws of the Bank. The board of directors of the Bank must submit such a by-law, or amendment to or repeal of a by-law, to the shareholders of the Bank in accordance with the procedures of the Bank Act and the Bank’s by-laws, and the shareholders must approve the by-law, amendment to or repeal of the by-law by special resolution to be effective. Under the Bank Act, a special resolution is a resolution passed by not less than two-thirds of the votes cast by or on behalf of the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. In some circumstances, the Bank Act mandates that holders of shares of a class or a series are entitled to vote separately as a class or series on a proposal to amend the by-laws of the Bank.

Meetings of the Shareholders

Quorum

The Bank Act permits a bank to establish by by-law the quorum requirement for meetings of shareholders. The Bank’s by-laws provide that a quorum at any meeting of shareholders will be any two or more shareholders entitled to vote at the meeting present in person or represented by proxy and representing either in person or by proxy at least 25% of the issued and outstanding shares of the Bank entitled to vote.

Annual Meetings; Shareholder Proposals

The Bank is required to hold an annual meeting of shareholders not later than six months after the end of each financial year on such day and at such time as its directors shall determine.

Proposals by shareholders of a bank may be made by certain registered or beneficial holders of shares that are entitled to vote at an annual meeting of shareholders. To be eligible to submit any shareholder proposal, a shareholder must satisfy certain eligibility criteria set forth in the Bank Act. Under the Bank Act, shareholder proposals may only be submitted at annual meetings of shareholders. A shareholder eligible to submit a proposal and entitled to vote at an annual meeting of shareholders may submit to the Bank notice of any matter that the shareholder proposes to raise at the meeting provided that, among other things, the proposal is submitted to the Bank at least 90 days before the anniversary date of the notice of meeting that was sent to shareholders in respect of the Bank’s previous annual meeting of shareholders.

If the Bank solicits proxies for such annual meeting, it is required to set out in the management proxy a proposal submitted by a shareholder for consideration at such meeting. If so requested by a shareholder who submits a proposal to the Bank, the Bank is required to include in the management proxy circular, or attach thereto, a statement by the shareholder in support of the proposal and the name and address of the shareholder. The proposal and the statement together are not to exceed the prescribed maximum number of words. Under the Bank Act, a proposal may include nominations for the election of directors if it is signed by one or more shareholders of shares representing in the aggregate not less than 5% of the issued and outstanding shares of the Bank or 5% of the issued and outstanding shares of a class of shares of the Bank entitled to vote at the meeting at which the proposal is to be presented.

The Bank is not required to comply with the obligations to include the proposal, or a statement of the shareholder submitting a proposal, in its management proxy circular, if

•

the proposal is not submitted to the Bank at least the prescribed number of days before the anniversary date of the notice of meeting that was sent to shareholders in respect of the previous annual meeting of shareholders;

•	it clearly appears that the primary purpose of the proposal is to enforce a personal claim or redress a personal grievance against the Bank or its directors, officers or security holders;

•	it clearly appears that the proposal does not relate in a significant way to the business or affairs of the Bank;

•

the person submitting the proposal failed within the prescribed period before the Bank receives their proposal to present, in person or by proxy, at a meeting of shareholders a proposal that at their request had been set out in or attached to a management proxy circular;

•

substantially the same proposal was set out in or attached to a management proxy circular or dissident’s proxy circular relating to, and presented to shareholders at, a meeting of shareholders of the Bank held within the prescribed period before the receipt of the proposal and did not receive the prescribed minimum amount of support at the meeting; or

•	the rights to submit a proposal as described above are being abused to secure publicity.

If the Bank refuses to include a proposal in a management proxy circular, it is obligated to notify the shareholder in writing of such refusal and its reasons for such refusal. The shareholder may apply to a court if such shareholder claims it has been aggrieved by such refusal, and the court may restrain the holding of the meeting at which the proposal is sought to be presented and may make such further order it thinks fit. In addition, if the Bank claims to be aggrieved by the proposal, it may apply to a court for an order permitting the Bank to omit the proposal from the management proxy circular.

Special Meetings

Under the Bank Act, special meetings of shareholders may be called at any time by the board of directors. In addition, subject to certain provisions of the Bank Act, the holders of not less than 5% of the issued and outstanding shares of the Bank that carry the right to vote at a meeting may request that the directors call a meeting of shareholders for the purpose stated in the request and may call the special meeting if the directors do not do so within 21 days after receiving the request.

Anti-Takeover Provisions and Ownership Provisions

Rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions, contain requirements in connection with “related party transactions.” A related party transaction means, among other things, any transaction in which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt.

“Related party” includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

If a transaction is determined to be a related party transaction, Multilateral Instrument 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with the related party transaction, including disclosure related to the valuation.

Multilateral Instrument 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.

In addition, under the Bank Act, a sale of all or substantially all of the Bank’s assets to another financial institution or an amalgamation must also be approved by the shareholders by special resolution passed by a vote of not less than two-thirds of the votes cast by shareholders who voted in respect of the resolution, with each share carrying the right to vote whether or not it otherwise carries the right to vote. The holders of each class or series of shares which is affected differently by the sale from the shares of any other class or series are entitled to vote separately as a class or series. The Minister of Finance must also approve any such sale or amalgamation involving the Bank.

These restrictions, in addition to those imposed by the Bank Act relating to the purchase or other acquisition, issue, transfer and voting of shares of the Bank’s common shares may deter, delay or prevent a future amalgamation involving the Bank and will prevent the acquisition of control of the Bank, including transactions that could be perceived as advantageous to the Bank’s shareholders. See “Description of Common Shares and Preferred Shares — Limitations Affecting Holders of Common and Preferred Shares.”

Rights of Inspection

Any person is entitled to a basic list of the Bank’s shareholders and may request the Bank to furnish such list within 10 days after receipt by the Bank of an affidavit, swearing that the list will not be used except in accordance with a permitted purpose, and payment of a reasonable fee. Further, shareholders and creditors of the Bank and their personal representatives may examine certain limited records of the Bank during its usual business hours and may take extracts therefrom, free of charge, or have copies made thereof on payment of a reasonable fee.

Transfer Agent and Registrar

The registrar and transfer agent for the Bank’s common and preferred shares is Computershare Trust Company of Canada with transfer facilities in the cities of Montreal, Toronto, Calgary and Vancouver. In addition, Computershare Investor Services PLC and Computershare Trust Company, N.A. serve as transfer agents and registrars for common shares in Bristol, United Kingdom and Canton, Maine, respectively.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

References to the “Bank,” “us,” “we” or “our” in this section mean Bank of Montreal, and do not include the subsidiaries of Bank of Montreal. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean all purchasers of the debt securities being offered by this prospectus, whether they are the holders or only indirect owners of those debt securities. Owners of beneficial interests in the debt securities should read the section below entitled “ — Legal Ownership and Book-Entry Issuance.”

Debt Securities May Be Senior or Subordinated

We may issue debt securities which may be senior or subordinated in right of payment. Unless otherwise specified in the applicable prospectus supplement, neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will be issued under our senior debt indenture, as supplemented by the first supplemental indenture thereto, described below and will be unsubordinated obligations that rank equally with all of our other unsecured and unsubordinated debt, including deposit liabilities, other than certain governmental claims in accordance with applicable law.

The subordinated debt securities will be issued under our subordinated debt indenture described below and, if a trigger event has not occurred as contemplated under the specific Non-Viability Contingent Capital Provisions (as defined below) as may be applicable to such subordinated debt securities, will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the subordinated debt indenture. Neither indenture limits our ability to incur additional indebtedness.

The Bank’s debt securities issued on or after September 23, 2018 may, depending on their terms, be subject to the bail-in regime (as defined below under “ — Canadian Bank Resolution Powers”) and bail-in conversion (as defined below under “ — Special Provisions Related to Bail-inable Debt Securities”).

In the event we become insolvent, our governing legislation provides that priorities among payments of our deposit liabilities (including payments in respect of the senior debt securities) and payments of all of our other liabilities (including payments in respect of the subordinated debt securities) are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. Because we have subsidiaries, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of debt securities should look only to our assets for payments on the debt securities.

Neither the senior debt securities nor the subordinated debt securities will constitute deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States governmental agency or instrumentality.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior and Subordinated Debt Indentures

The senior debt securities and the subordinated debt securities are each governed by an indenture — the senior debt indenture, as supplemented from time to time, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. When we refer to the “indentures,” we mean both the senior debt indenture, as supplemented from time to time, and the subordinated debt indenture, and when we refer to the “indenture,” we mean either the senior debt indenture, as supplemented from time to time, or the subordinated debt indenture, as applicable. Unless otherwise provided in a prospectus supplement which names The Bank of New York Mellon as Series Trustee for certain senior debt securities being offered, each indenture is a contract between us and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, which acts as trustee. The indentures are substantially identical, except for the provisions relating to:

•	the events of default, which are more limited in the subordinated debt indenture;

•	subordination, which are included only in the subordinated debt indenture;

•	provisions required as a result of regulatory capital requirements, including the bail-in regime (as defined below under “— Canadian Bank Resolution Powers”); and

•	possible conversions or exchanges.

Reference to the indenture or the trustee, with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

•

The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “ — Events of Default — Remedies If an Event of Default Occurs.”

•	The trustee performs administrative duties for us, such as sending interest payments and notices to holders and transferring a holder’s debt securities to a new buyer if a holder sells.

The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures and the debt securities will be governed by New York law, except that the subordination provisions and provisions related to non-viability contingent capital automatic conversion in the subordinated debt indenture, certain provisions relating to the status of the senior debt securities under Canadian law in the senior debt indenture and provisions relating to the bail-in acknowledgment of holders and beneficial owners of bail-inable debt securities in the senior debt indenture will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. A copy of the senior debt indenture and a copy of the subordinated debt indenture are exhibits to the Registration Statement of which this prospectus forms a part. See “Where You Can Find More Information” above for information on how to obtain a copy.

Issuing Branch

Debt securities may, if specified in the applicable prospectus supplement, be issued by our Chicago branch. If our Chicago branch issues debt securities, the applicable prospectus supplement will also describe: (1) the terms of debt securities issued by our Chicago branch, including terms relating to events of default in respect of those debt securities, (2) whether those debt securities will be issued under a supplemental indenture to either the senior debt indenture or the subordinated debt indenture, as applicable, or under a new indenture, and (3) any material U.S. or Canadian tax, regulatory or insolvency considerations applicable to those debt securities.

General

We may issue as many distinct series of debt securities under either indenture as we wish. The provisions of the senior debt indenture and the subordinated debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “re-open” a previous issue of a series of debt securities and issue additional debt securities of that series. We do not intend to re-open a previous issue of a series of debt securities where such re-opening would have the effect of making the relevant debt securities of such series subject to bail-in conversion (as defined under “— Special Provisions Related to Bail-inable Debt Securities”). We may issue debt securities in amounts that exceed the total amount specified on the cover of your applicable supplement at any time without your consent and without notifying you. In addition, we may issue additional debt securities of any series at any time without your consent and without notifying you. We may also issue other debt securities at any time without your consent and without notifying you. The indentures do not limit our ability to incur other indebtedness or to issue other debt securities, and we are not subject to financial or similar restrictions under the indentures.

This section summarizes the material terms of the debt securities that are common to all series, subject to any modifications contained in an applicable supplement. Most of the specific terms of your series will be described in the applicable supplements accompanying this prospectus. As you read this section, please remember that the specific terms of your debt security as described in the applicable supplements will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the information in the applicable supplements and this prospectus, the information in the most recent applicable supplement will control. Accordingly, the statements we make in this section may not apply to your debt securities. Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures and the applicable series of debt securities, including definitions of certain terms used in the indentures and the applicable series of debt securities. In this summary, we describe the meaning of only some of the more important terms. You must look to the indentures or the applicable series of debt securities for a more complete description.

We may issue the debt securities as original issue discount debt securities, which will be offered and sold at a substantial discount below their stated principal amount. An applicable supplement relating to the original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed debt securities or debt securities denominated in foreign currencies or currency units, as described in more detail in an applicable supplement relating to any of the particular debt securities. An applicable supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

When we refer to a series of debt securities, we mean a series issued under the indenture pursuant to which the debt securities will be issued. Each series is a single distinct series under the indenture pursuant to which they will be issued and we may issue debt securities of each series in such amounts, at such times and on such terms as we wish. The debt securities of each series will differ from one another, and from any other series, in their terms, but all debt securities of a series together will constitute a single series for all purposes under the indenture pursuant to which they will be issued, except as described in the section “— Events of Default” below or the applicable supplements.

We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable supplements will describe the terms of any debt securities being offered, including:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates (which may be fixed or variable) per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates;

•	the place or places where the principal of, premium, if any, and interest on the debt securities is payable;

•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at our option or the option of the holder;

•

if applicable, the date after which, the price at which, the periods within which and the terms and conditions upon which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed and other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if applicable, the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•	the portion of the principal amount of the debt securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

•	the specific terms of any Non-Viability Contingent Capital Provisions;

•	the specific terms of any bail-inable debt securities (as defined below under “— Special Provisions Related to Bail-inable Debt Securities”);

•	the specific terms of any limited recourse provisions;

•

if the debt securities may be converted into or exercised or exchanged for other of our debt securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of our debt securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $1,000 and any integral multiples thereof, the denominations in which the series of debt securities will be issuable;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities;

•

if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and/or interest on the series of debt securities;

•	the applicability of the provisions described under “ — Defeasance” below;

•	any event of default under the series of debt securities if different from those described under “ — Events of Default” below;

•

if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•	any other special feature of the series of debt securities.

An investment in debt securities may involve special risks, including risks associated with indexed securities and currency-related risks if the debt security is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. Risks specific to these types of debt securities will be included in the applicable supplements.

Market-Making Transactions

One or more of our affiliates may purchase and resell debt securities in market-making transactions after their initial issuance. We may also, subject to applicable law and any required regulatory approval, purchase debt securities in the open market or in private transactions to be held by us or cancelled.

If you purchase securities issued before September 23, 2018 in a market making transaction, those securities will not be bail-inable securities, even though the applicable pricing supplement may not specify that your securities are not bail-inable securities.

Covenants

Except as described in this sub-section or as otherwise provided in an applicable supplement with respect to any series of debt securities, we are not restricted by the indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity, nor do they contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our or our subsidiaries’ assets. The indentures do not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities, for example, a highly leveraged transaction, except as otherwise specified in this prospectus or any applicable supplement.

Mergers and Similar Events

Each of the indentures provide that we are permitted to merge, amalgamate, consolidate or otherwise combine with another entity, or to sell or lease substantially all of our assets to another entity, as long as the following conditions are met:

•

When we merge, amalgamate, consolidate or otherwise are combined with or acquired by, another entity, or sell or lease substantially all of our assets, the surviving, resulting or acquiring entity is a duly organized entity and is legally responsible for and assumes, either by agreement, operation of law or otherwise, our obligations under such indenture and the debt securities issued thereunder.

•

The merger, amalgamation, consolidation, other combination, or sale or lease of assets, must not result in an event of default under such indenture. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were disregarded.

If the conditions described above are satisfied, we will not need to obtain the consent of the holders of the debt securities in order to merge, amalgamate, consolidate or otherwise combine with another entity or to sell substantially all of our assets.

We will not need to satisfy the conditions described above if we enter into other types of transactions, including:

•	any transaction in which we acquire the stock or assets of another entity but in which we do not merge, amalgamate, consolidate or otherwise combine;

•	any transaction that involves a change of control of the Bank but in which we do not merge, amalgamate, consolidate or otherwise combine; and

•	any transaction in which we sell less than substantially all of our assets.

It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of debt securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

There are four types of changes we can make to the indenture and the debt securities issued under that indenture.

•

Changes Requiring Consent of All Holders. First, there are changes that cannot be made to the indenture or the debt securities without the consent of each holder of a series of debt securities affected in any material respect by the change under a particular indenture. The following is a list of those types of changes:

•	change the stated maturity of the principal or reduce the interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

•	change the currency of payment on a debt security;

•	change the place of payment for a debt security;

•	impair a holder’s right to sue for payment;

•	impair a holder’s right to require repurchase on the original terms of those debt securities that provide a right of repurchase;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

•

Changes Requiring a Majority Consent. The second type of change to the indenture and the debt securities is the kind that requires the consent of holders of debt securities owning not less than a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. We may also obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “ — Changes Requiring Consent of All Holders” unless we obtain the individual consent of each holder to the waiver.

•

Changes Not Requiring Consent. The third type of change to the indenture and the debt securities does not require the consent by holders of debt securities. This type is limited to the issuance of new series of debt securities under the indenture, clarifications and certain other changes that would not adversely affect in any material respect the interests of the holders of the debt securities of any series. We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the consent of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.

•

Modification of Subordination Provisions. The fourth type of change to the indenture and the debt securities is the kind that requires the consent of the holders of a majority of the principal amount of all affected series of subordinated debt securities, voting together as one class. We may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect in any material respect the outstanding subordinated debt securities of any one or more series without the consent of the holders of a majority of the principal amount of all affected series of subordinated debt securities, voting together as one class.

Modification of Bail-inable Debt Securities. Where an amendment, modification or other variance that can be made to the indenture or the bail-inable debt securities would affect the recognition of those bail-inable debt securities by the Superintendent as TLAC (as defined below under “— Canadian Bank Resolution Powers”), that amendment, modification or variance will require the prior approval of the Superintendent.

Modification of Subordinated Debt Securities. Any modification to the terms and conditions of the subordinated debt securities which might affect the classification afforded the subordinated debt securities under the capital adequacy requirements pursuant to the Bank Act and the regulations and guidelines thereunder will require the prior written approval of the Superintendent.

Further Details Concerning Voting. When seeking consent, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

For original issue debt discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the applicable supplement.

•	For debt securities denominated in one or more non-U.S. currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if we have given a notice of redemption and deposited or set aside in trust for the holders’ money for the payment or redemption of the debt securities. Debt securities will also not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if they have been fully defeased as described below under “ — Defeasance — Full Defeasance” or if we or one of our affiliates is the beneficial owner of the debt securities.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If the trustee or we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Special Provisions Related to Bail-inable Debt Securities

The senior debt indenture provides for certain provisions applicable to bail-inable debt securities. The prospectus supplement and, if applicable, the relevant pricing supplement will describe the specific terms of bail-inable debt securities we may issue and specify whether or not your debt security is a bail-inable debt security.

Subject to certain exceptions discussed under “— Canadian Bank Resolution Powers,” including for certain structured notes, senior debt issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number, is subject to conversion in whole or in part — by means of a transaction or series of transactions and in one or more steps – into common shares of the Bank or any of its affiliates under the bail-in regime (as defined below under “— Canadian Bank Resolution Powers”), which we refer to as a “bail-in conversion.” Shares, other than common shares, and subordinated debt securities of the Bank are also subject to a bail-in conversion, unless they are non-viability contingent capital. We refer to debt securities that are subject to bail-in conversion as “bail-inable debt securities.”

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to (i) agree to be bound, in respect of the bail-inable debt securities, by the CDIC Act, including the conversion of the bail-inable debt securities, in whole or in part — by means of a transaction or series of transactions and in one or more steps — into common shares of the Bank or any of its affiliates under subsection 39.2(2.3) of the CDIC Act and the variation or extinguishment of the bail-inable debt securities in consequence, and by the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable debt securities; (ii) attorn and submit to the jurisdiction of the courts in the Province of Ontario with respect to the CDIC Act and those laws; (iii) have represented and warranted that the Bank has not directly or indirectly provided financing to the holder or beneficial owner of the bail-inable debt securities for the express purpose of investing in the bail-inable debt securities; and (iv) acknowledge and agree that the terms referred to in clauses (i) and (ii) above, are binding on that holder or beneficial owner despite any provisions in the indenture or the bail-inable debt securities, any other law that governs the bail-inable debt securities and any other agreement, arrangement or understanding between that holder or beneficial owner and the Bank with respect to the bail-inable debt securities.

Holders and beneficial owners of bail-inable debt securities will have no further rights in respect of their bail-inable debt securities to the extent those bail-inable debt securities are converted in a bail-in conversion, other than those provided under the bail-in regime, and by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to irrevocably consent to the converted portion of the principal amount of that debt security and any accrued and unpaid interest thereon being deemed paid in full by the Bank by the issuance of common shares of the Bank (or, if applicable, any of its affiliates) upon the occurrence of a bail-in conversion, which bail-in conversion will occur without any further action on the part of that holder or beneficial owner or the trustee; provided that, for the avoidance of doubt, this consent will not limit or otherwise affect any rights that holders or beneficial owners may have under the bail-in regime.

Trustee and Trustee’s Duties

The trustee will undertake certain procedures and seek certain remedies in the event of an event of default or a default. See “— Events of Default.” However, by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to acknowledge and agree that the bail-in conversion will not give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security, to the extent permitted by the Trust Indenture Act, is deemed to waive any and all claims, in law and/or in equity, against the trustee, for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the bail-in regime.

Additionally, by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to acknowledge and agree that, upon a bail-in conversion, or other action pursuant to the bail-in regime with respect to bail-inable debt securities,

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the trustee will not be required to take any further directions from holders of those bail-inable debt securities under Section 512 of the senior debt indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the debt securities to direct certain actions relating to the debt securities; and

•	the indenture will not impose any duties upon the trustee whatsoever with respect to a bail-in conversion or such other action pursuant to the bail-in regime.

Notwithstanding the foregoing, if, following the completion of a bail-in conversion, the relevant bail-inable debt securities remain outstanding (for example, if not all bail-inable debt securities are converted), then the trustee’s duties under the indenture will remain applicable with respect to those bail-inable debt securities following such completion to the extent that the Bank and the trustee will agree pursuant to a supplemental indenture or an amendment to the indenture; provided, however, that notwithstanding the bail-in conversion, there will at all times be a trustee for the bail-inable debt securities in accordance with the indenture, and the resignation and/or removal of the trustee, the appointment of a successor trustee and the rights of the trustee or any successor trustee will continue to be governed by the indenture, including to the extent no additional supplemental indenture or amendment to the indenture is agreed upon in the event the relevant bail-inable debt securities remain outstanding following the completion of the bail-in conversion.

DTC — Bail-in Conversion

Upon a bail-in conversion, we will provide a written notice to The Depository Trust Company (“DTC”), the trustee and the holders of bail-inable debt securities through DTC as soon as practicable regarding such bail-in conversion. The Bank will also deliver a copy of such notice to the trustee for information purposes.

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such bail-inable debt security to take any and all necessary action, if required, to implement the bail-in conversion or other action pursuant to the bail-in regime with respect to the bail-inable debt security as it may be imposed on it, without any further action or direction on the part of that holder or beneficial owner, the trustee or the paying agent.

Subsequent Holders’ Agreement

Each holder or beneficial owner of a bail-inable debt security that acquires an interest in the bail-inable debt security in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any holder or beneficial owner is deemed to acknowledge, accept, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders or beneficial owners that acquired an interest in the bail-inable debt securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the bail-inable debt securities related to the bail-in regime.

Special Provisions Related to the Subordinated Debt Securities

The subordinated debt securities issued under the subordinated debt indenture will be our direct unsecured obligations constituting subordinated indebtedness for the purpose of the Bank Act and will therefore rank subordinate to our deposits. Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these debt securities.

If we become insolvent or are wound-up, the subordinated debt securities issued and outstanding under the subordinated debt indenture will rank equally with, but not prior to, all other subordinated indebtedness and subordinate in right of payment to the prior payment in full of all other indebtedness of the Bank then outstanding, other than liabilities which, by their terms, rank in right of payment equally with or subordinate to the subordinated indebtedness, and in accordance with the terms of such liabilities or such other indebtedness.

For these purposes, “indebtedness” at any time means:

(i)	the deposit liabilities of the Bank at such time; and

(ii)

all other liabilities and obligations of the Bank to third parties (other than fines or penalties that, pursuant to the Bank Act, are a last charge on the assets of a Bank in the case of insolvency of the Bank and obligations to shareholders of the Bank, as such) which would entitle such third parties to participate in a distribution of the Bank’s assets in the event of the insolvency or winding-up of the Bank.

“subordinated indebtedness” at any time means:

(i)	the liability of the Bank in respect of the principal of and premium, if any, and interest on its outstanding subordinated indebtedness outlined above;

(ii)

any indebtedness which ranks equally with and not prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding-up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinated thereto pursuant to the terms of the instrument evidencing or creating the same;

(iii)

any indebtedness which ranks subordinate to and not equally with or prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding-up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinate pursuant to the terms of the instrument evidencing or creating the same; and

(iv)	the subordinated debt securities, which will rank equally to the Bank’s outstanding subordinated indebtedness.

The subordination provisions of the subordinated debt indenture are governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Conversion or Exchange of Debt Securities

If and to the extent mentioned in the applicable supplements, any debt securities may be optionally or mandatorily convertible or exchangeable for other securities of the Bank or another entity or entities, into the cash value therefor or into any combination of the above. The specific terms on which any debt securities may be so converted or exchanged will be described in the applicable supplements. These terms may include provisions for conversion or exchange, either mandatory, at the holder’s option or at our option, in which case the amount or number of securities the holders of the debt securities would receive would be calculated at the time and manner described in the applicable supplements.

Non-Viability Contingent Capital Provisions

Under capital adequacy requirements adopted by the OSFI, in order to qualify as regulatory capital, subordinated debt securities issued after January 1, 2013 must include terms providing for the full and permanent conversion of those subordinated debt securities into common shares upon the occurrence of certain trigger events relating to financial viability (“Non-Viability Contingent Capital Provisions”). The specific terms of any Non-Viability Contingent Capital Provisions for any subordinated debt securities that the Bank issues under this prospectus will be described in one or more supplements relating to those securities.

If subordinated debt securities issued under the subordinated debt securities indentures are converted into common shares in accordance with Non-Viability Contingent Capital Provisions, the rights, terms and conditions of such securities, including with respect to priority and rights on liquidation, will no longer be relevant (except under limited circumstances) as all such securities will have been converted on a full and permanent basis into common shares ranking on parity with all other outstanding common shares of the Bank.

The Non-Viability Contingent Capital Provisions of the subordinated debt indenture will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

The Non-Viability Contingent Capital Provisions do not apply to senior debt securities offered under this prospectus.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to each series of debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of debt securities if we so specify in the applicable supplements. Any defeasance or covenant defeasance with respect to bail-inable debt securities that would result in the Bank not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline (as defined under “— Canadian Bank Resolution Powers”) will be subject to the prior approval of the Superintendent.

Full Defeasance. If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

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We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

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There must be a change in current U.S. federal income tax law or a ruling of the Internal Revenue Service (“IRS”) that lets us make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under U.S. federal income tax law applicable as at the date of this Registration Statement, the deposit and our legal release from the obligations pursuant to the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

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We must deliver to the trustee a legal opinion of our counsel confirming the tax-law change described above and that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit, defeasance and discharge had not occurred.

•	In the case of the subordinated debt securities, the following requirement must also be met:

•	No event or condition may exist that, under the provisions described under “— Subordination Provisions” above, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Even without a change in current U.S. federal income tax law, we can make the same type of deposit as described above, and we will be released from the restrictive covenants under the debt securities that may be described in the applicable supplements. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

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Deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a government agency or U.S. government sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

Deliver to the trustee a legal opinion of our counsel confirming that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit and covenant defeasance had not occurred.

If we accomplish covenant defeasance, certain provisions of the indentures and the debt securities would no longer apply:

•	Covenants applicable to the series of debt securities and described in the applicable supplements.

•	Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall.

Events of Default

You will have special rights if an “event of default” occurs and is not cured, as described later in this subsection.

What is an Event of Default?

Under the senior debt indenture, for debt securities of a series issued on or after September 23, 2018 (whether bail-inable senior debt securities or senior debt securities that are not subject to bail-in conversion), “event of default” means any of the following:

•	we default in the payment of the principal of, or interest on, any note of that series and, in each case, the default continues for a period of 30 business days;

•	certain bankruptcy, insolvency or reorganization events occur; or

•	any other event of default provided with respect to notes of that series.

An event of default regarding one series of senior debt securities will not cause an event of default regarding any other series of senior debt securities. For purposes of this section “— Events of Default” with respect to senior debt securities issued on or after September 23, 2018, “series” refers to senior debt securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue. A bail-in conversion will not constitute a default or an event of default under the senior debt indenture.

Notwithstanding the foregoing, if you purchase senior debt securities that are part of a series created before September 23, 2018, “event of default” means any of the following:

•	We do not pay the principal of or any premium on a debt security within five days of its due date;

•	We do not pay interest on a debt security for more than 30 days after its due date;

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	Any other event of default described in an applicable supplement occurs.

Under the subordinated debt indenture, the term “event of default” means any of the following:

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	Any other event of default described in an applicable supplement occurs.

A non-viability contingent capital conversion or a bail-in conversion will not constitute a default or an event of default under the subordinated debt indenture.

Remedies If an Event of Default Occurs. If an event of default occurs and is continuing, the trustee will have special duties and rights. In that situation, the trustee will be obligated to use certain of its rights and powers as set forth under the applicable indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) and interest on all of the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. The declaration of acceleration of maturity is not, however, an automatic right upon the occurrence of an event of default, and for such acceleration to be effective, the trustee must take the aforementioned action or the holders must direct the trustee to act as described in this section below. Furthermore, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series. If you are the holder of a subordinated debt security, the principal amount of the subordinated debt security will not be paid and may not be required to be paid at any time prior to the relevant maturity date, except in the event of our insolvency or winding-up. If any provisions of applicable U.S. or Canadian banking law prohibit the payment of any amounts due under the debt securities before a specified time, then the obligation to make such payment shall be subject to such prohibition.

Holders or beneficial owners of bail-inable debt securities may only exercise, or direct the exercise of, the rights described in this section if the Governor in Council (Canada) has not made an order under Canadian bank resolution powers pursuant to subsection 39.13(1) of the CDIC Act in respect of the Bank. Notwithstanding the exercise of those rights, bail-inable debt securities will continue to be subject to bail-in conversion until repaid in full.

You should read carefully the applicable supplements relating to any series of debt securities which are original issue discount debt securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount debt securities upon the occurrence of an event of default and its continuation.

Except in cases of default in which the trustee has the special duties described above, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. If security or indemnity reasonably satisfactory to the Trustee is provided to the Trustee, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities the following must occur:

•	the holder of the debt security must give the trustee written notice that a default has occurred and remains uncured;

•	the holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default;

•	such holder or holders must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not taken action for 90 days after receipt of the above notice and offer of indemnity; and

•	the trustee has not received any direction from a majority in principal amount of all outstanding securities that is inconsistent with such written request during such 90-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Form, Exchange and Transfer

Unless we specify otherwise in an applicable supplement, the debt securities will be issued:

•	only in fully-registered form;

•	without interest coupons; and

•	in denominations that are even multiples of $1,000.

If a debt security is issued as a registered global security, only the depositary — such as DTC, Euroclear and Clearstream, each as defined below under “— Legal Ownership and Book-Entry Issuance” — will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole registered holder of the debt security and is referred to below as the “holder.” Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “— Legal Ownership and Book-Entry Issuance.”

Holders of debt securities issued in fully-registered form may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000, or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

Holders may exchange or register the transfer of debt securities at the office of the trustee. Debt securities may be transferred by endorsement. Holders may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and registering the transfer of debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also record transfers. The trustee may require an indemnity before replacing any debt securities.

Holders will not be required to pay a service charge to register the transfer or exchange of debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registration of a transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional agents, they will be named in the applicable supplements. We may cancel the designation of any particular agent. We may also approve a change in the office through which any agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the registration of transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders entitled to receive the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit registration of transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

The Trustee

Unless otherwise provided in a prospectus supplement which names The Bank of New York Mellon as Series Trustee for certain senior debt securities being offered, Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association serves as the trustee for our senior debt securities. Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association also serves as the trustee for the subordinated debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in the applicable supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in The City of New York or such other office as may be agreed upon. As at the date of this prospectus, that office is located at 150 East 42nd Street, 40th Floor, New York, New York 10017. Holders must make arrangements to have their payments picked up at or wired from that office or such other office as may be agreed upon. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of debt securities.

Notices

We and the trustee will send notices regarding the debt securities only to registered holders, using their addresses as listed in the trustee’s records. With respect to who is a registered “holder” for this purpose, see “— Legal Ownership and Book-Entry Issuance.”

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent.

Canadian Bank Resolution Powers

General

Under Canadian bank resolution powers, the CDIC may, in circumstances where the Bank has ceased, or is about to cease, to be viable, assume temporary control or ownership of the Bank and may be granted broad powers by one or more orders of the Governor in Council (Canada), each of which we refer to as an “Order,” including the power to sell or dispose of all or a part of the assets of the Bank, and the power to carry out or cause the Bank to carry out a transaction or a series of transactions the purpose of which is to restructure the business of the Bank. As part of the Canadian bank resolution powers, certain provisions of and regulations under the Bank Act, the CDIC Act and certain other Canadian federal statutes pertaining to banks, which we refer to collectively as the “bail-in regime,” provide for a bank recapitalization regime for banks designated by the Superintendent as “domestic systemically important banks,” or “D-SIBs,” which include the Bank.

The expressed objectives of the bail-in regime include reducing government and taxpayer exposure in the unlikely event of a failure of a D-SIB, reducing the likelihood of such a failure by increasing market discipline and reinforcing that bank shareholders and creditors are responsible for the D-SIBs’ risks and not taxpayers, and preserving financial stability by empowering the CDIC to quickly restore a failed D-SIB to viability and allow it to remain open and operating, even where the D-SIB has experienced severe losses.

Under the CDIC Act, in circumstances where the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and viability cannot be restored or preserved by exercise of the Superintendent’s powers under the Bank Act, the Superintendent, after providing the Bank with a reasonable opportunity to make representations, is required to provide a report to the Canada Deposit Insurance Corporation (“CDIC”). Following receipt of the Superintendent’s report, CDIC may request the Minister of Finance for Canada (the “Minister of Finance”) to recommend that the Governor in Council (Canada) make an Order and, if the Minister of Finance is of the opinion that it is in the public interest to do so, the Minister of Finance may recommend that the Governor in Council (Canada) make, and on that recommendation, the Governor in Council (Canada) may make, one or more of the following Orders:

•	vesting in CDIC, the shares and subordinated debt of the Bank specified in the Order, which we refer to as a “vesting order”;

•	appointing CDIC as receiver in respect of the Bank, which we refer to as a “receivership order”;

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if a receivership order has been made, directing the Minister of Finance to incorporate a federal institution designated in the Order as a bridge institution wholly owned by CDIC and specifying the date and time as of which the Bank’s deposit liabilities are assumed, which we refer to as a “bridge bank order”; or

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if a vesting order or receivership order has been made, directing CDIC to carry out a conversion, by converting or causing the Bank to convert, in whole or in part — by means of a transaction or series of transactions and in one or more steps — the shares and liabilities of the Bank that are subject to the bail-in regime into common shares of the Bank or any of its affiliates, which we refer to as a “conversion order.”

Following a vesting order or receivership order, CDIC will assume temporary control or ownership of the Bank and will be granted broad powers under that Order, including the power to sell or dispose of all or a part of the assets of the Bank, and the power to carry out or cause the Bank to carry out a transaction or a series of transactions the purpose of which is to restructure the business of the Bank.

Under a bridge bank order, CDIC has the power to transfer the Bank’s insured deposit liabilities and certain assets and other liabilities of the Bank to a bridge institution. Upon the exercise of that power, any assets and liabilities of the Bank that are not transferred to the bridge institution would remain with the Bank, which would then be wound up. In such a scenario, any liabilities of the Bank, including any outstanding debt securities (whether or not such debt securities are bail-inable debt securities), that are not assumed by the bridge institution could receive only partial or no repayment in the ensuing wind-up of the Bank.

Upon the making of a conversion order, prescribed shares and liabilities under the bail-in regime that are subject to that conversion order will, to the extent converted, be converted into common shares of the Bank or any of its affiliates, as determined by CDIC. Subject to certain exceptions discussed below, senior debt issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number are subject to a bail-in conversion. Shares, other than common shares, and subordinated debt of the Bank are also subject to a bail-in conversion, unless they are non-viability contingent capital.

Shares and liabilities which would otherwise be bail-inable but were issued before September 23, 2018 are not subject to a bail-in conversion unless, in the case of any such liability, including any debt securities, the terms of that liability are amended to increase the principal amount or to extend the term to maturity on or after September 23, 2018, and that liability, as amended, meets the requirements to be subject to a bail-in conversion. Covered bonds, certain derivatives and certain structured notes (as such term is used under the bail-in regime) are expressly excluded from a bail-in conversion. To the extent that any debt securities constitute structured notes (as such term is used under the bail-in regime) they will not be bail-inable debt securities. As a result, claims of some creditors whose claims would otherwise rank equally with those of the holders holding bail-inable debt securities would be excluded from a bail-in conversion and thus the holders and beneficial owners of bail-inable debt securities will have to absorb losses ahead of these other creditors as a result of the bail-in conversion. The terms and conditions of the bail-in conversion will be determined by CDIC in accordance with and subject to certain requirements discussed below.

Bail-in Conversion

Under the bail-in regime there is no fixed and pre-determined contractual conversion ratio for the conversion of the bail-inable debt securities, or other shares or liabilities of the Bank that are subject to a bail-in conversion, into common shares of the Bank or any of its affiliates nor are there specific requirements regarding whether liabilities subject to a bail-in conversion are converted into common shares of the Bank or any of its affiliates. CDIC determines the timing of the bail-in conversion, the portion of bail-inable shares and liabilities to be converted and the terms and conditions of the conversion, subject to parameters set out in the bail-in regime. Those parameters include that:

•	in carrying out a bail-in conversion, CDIC must take into consideration the requirement in the Bank Act for banks to maintain adequate capital;

•

CDIC must use its best efforts to ensure that shares and liabilities subject to a bail-in conversion are only converted after all subordinate ranking shares and liabilities that are subject to a bail-in conversion and any subordinate non-viability contingent capital instruments have been previously converted or are converted at the same time;

•

CDIC must use its best efforts to ensure that the converted part of the liquidation entitlement of a share subject to a bail-in conversion, or the converted part of the principal amount and accrued and unpaid interest of a liability subject to a bail-in conversion, is converted on a pro rata basis for all shares or liabilities subject to a bail-in conversion of equal rank that are converted during the same restructuring period;

•

holders of shares and liabilities that are subject to a bail-in conversion must receive a greater number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, than holders of any subordinate shares or liabilities subject to a bail-in conversion that are converted during the same restructuring period or of any subordinate non-viability contingent capital that is converted during the same restructuring period;

•

holders of shares or liabilities subject to a bail-in conversion of equal rank that are converted during the same restructuring period must receive the same number of common shares per dollar of the converted part of the liquidation entitlement of their shares or the converted part of the principal amount and accrued and unpaid interest of their liabilities; and

•

holders of shares or liabilities subject to a bail-in conversion must receive, if any non-viability contingent capital of equal rank to the shares or liabilities is converted during the same restructuring period, a number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, that is equal to the largest number of common shares received by any holder of the non-viability contingent capital per dollar of that capital.

Compensation Regime

The CDIC Act provides for a compensation process for holders of bail-inable debt securities who immediately prior to the making of an Order, directly or through an intermediary, own bail-inable debt securities that are converted in a bail-in conversion. While this process applies to successors of those holders it does not apply to assignees or transferees of the holder following the making of the Order and does not apply if the amounts owing under the relevant bail-inable debt securities are paid in full.

Under the compensation process, the compensation to which such holders are entitled is the difference, to the extent it is positive, between the estimated liquidation value and the estimated resolution value of the relevant bail-inable debt securities. The liquidation value is the estimated value the bail-inable holders would have received if an order under the Winding-up and Restructuring Act (Canada) had been made in respect of the Bank, as if no Order had been made and without taking into consideration any assistance, financial or otherwise, that is or may be provided to the Bank, directly or indirectly, by CDIC, the Bank of Canada, the Government of Canada or a province of Canada, after any order to wind up the Bank has been made.

The resolution value in respect of relevant bail-inable debt securities is the aggregate estimated value of the following: (a) the relevant bail-inable debt securities, if they are not held by CDIC and they are not converted, after the making of an Order, into common shares under a bail-in conversion; (b) common shares that are the result of a bail-in conversion after the making of an Order; (c) any dividend or interest payments made, after the making of the Order, with respect to the relevant bail-inable debt securities to any person other than CDIC; and (d) any other cash, securities or other rights or interests that are received or to be received with respect to the relevant bail-inable debt securities as a direct or indirect result of the making of the Order and any actions taken in furtherance of the Order, including from CDIC, the Bank, the liquidator of the Bank, if the Bank is wound up, the liquidator of a CDIC subsidiary incorporated or acquired by order of the Governor in Council (Canada) for the purposes of facilitating the acquisition, management or disposal of real property or other assets of the Bank that CDIC may acquire as the result of its operations that is liquidated or the liquidator of a bridge institution if the bridge institution is wound up.

In connection with the compensation process, CDIC is required to estimate the liquidation value and the resolution value in respect of the portion of converted bail-inable debt securities and is required to consider the difference between the estimated day on which the liquidation value would be received and the estimated day on which the resolution value is, or would be, received.

CDIC must, within a reasonable period following a bail-in conversion, make an offer of compensation by notice to the relevant holders that held bail-inable debt securities equal to, or in value estimated to be equal to, the amount of compensation to which such holders are entitled or provide a notice stating that such holders are not entitled to any compensation. In either case, such offer or notice is required to include certain prescribed information, including important information regarding the rights of such holders to seek to object and have the compensation to which they are entitled determined by an assessor (a Canadian Federal Court judge) where holders of liabilities representing at least 10% of the principal amount and accrued and unpaid interest of the liabilities of the same class object to the offer or absence of compensation. The period for objecting is limited (45 days following the day on which a summary of the notice is published in the Canada Gazette) and failure by holders holding a sufficient principal amount plus accrued and unpaid interest of affected bail-inable debt securities to object within the prescribed period will result in the loss of any ability to object to the offered compensation or absence of compensation, as applicable. CDIC will pay the relevant holders the offered compensation within 135 days after the date on which a summary of the notice is published in the Canada Gazette if the offer of compensation is accepted, the holder does not notify CDIC of acceptance or objection to the offer or if the holder objects to the offer but the 10% threshold described above is not met within the aforementioned 45-day period.

Where an assessor is appointed, the assessor could determine a different amount of compensation payable, which could either be higher or lower than the original amount. The assessor is required to provide holders, whose compensation it determines, notice of its determination. The assessor’s determination is final and there are no further opportunities for review or appeal. CDIC will pay the relevant holders the compensation amount determined by the assessor within 90 days of the assessor’s notice.

By its acquisition of an interest in any bail-inable debt securities, each holder or beneficial owner of that debt security is deemed to be bound by a bail-in conversion and so will have no further rights in respect of its bail-inable notes to the extent those bail-inable notes are converted in a bail-in conversion, other than those provided under the bail-in regime.

A similar compensation process to the one set out above applies, in certain circumstances, where as a result of CDIC’s exercise of bank resolution powers, notes are assigned to an entity which is then wound-up.

TLAC Guidelines

In connection with the bail-in regime, the OSFI guideline (the “TLAC Guideline”) on Total Loss Absorbing Capacity (“TLAC”) applies to and establishes standards for D-SIBs, including the Bank. Under the TLAC Guideline, the Bank is required to maintain a minimum capacity to absorb losses composed of unsecured external long-term debt that meets the prescribed criteria or regulatory capital instruments to support recapitalization in the event of a failure. Bail-inable debt securities and regulatory capital instruments that meet the prescribed criteria will constitute TLAC of the Bank.

In order to comply with the TLAC Guideline, our indenture provides for terms and conditions for the bail-inable debt securities necessary to meet the prescribed criteria and qualify at their issuance as TLAC instruments of the Bank under the TLAC Guideline. Those criteria include the following:

•	the Bank cannot directly or indirectly have provided financing to any person for the express purpose of investing in the bail-inable debt securities;

•	the bail-inable debt security is not subject to set-off or netting rights;

•

the bail-inable debt security must not provide rights to accelerate repayment of principal or interest payments outside of bankruptcy, insolvency, wind-up or liquidation, except that events of default relating to the non-payment of scheduled principal and/or interest payments will be permitted where they are subject to a cure period of no less than 30 business days and clearly disclose to investors that: (i) acceleration is only permitted where an Order has not been made in respect of the Bank; and (ii) notwithstanding any acceleration, the instrument continues to be subject to a bail-in conversion prior to its repayment;

•

the bail-inable debt security may be redeemed or purchased for cancellation only at the initiative of the Bank and, where the redemption or purchase would lead to a breach of the Bank’s minimum TLAC requirements, that redemption or purchase would be subject to the prior approval of the Superintendent;

•	the bail-inable debt security does not have credit-sensitive dividend or coupon features that are reset periodically based in whole or in part on the Bank’s credit standing; and

•

where an amendment or variance of the bail-inable debt security’s terms and conditions would affect its recognition as TLAC, that amendment or variance will only be permitted with the prior approval of the Superintendent.

Legal Ownership and Book-Entry Issuance

In this section, we describe special considerations that will apply to registered debt securities issued in global i.e., book-entry, form. First we describe the difference between registered ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Debt Security?

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing debt securities. We refer to those who have debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “registered holders” of those debt securities. Subject to limited exceptions, we and the trustee are entitled to treat the registered holder of a debt security as the person exclusively entitled to vote, to receive notices, to receive any interest or other payment in respect of the debt security and to exercise all the rights and power as an owner of the debt security. We refer to those who own beneficial interests in debt securities that are not registered in their own names as indirect owners of those debt securities. As we discuss below, indirect owners are not registered holders, and investors in debt securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners. Unless otherwise noted in an applicable supplement, we will issue each debt security in book-entry form only. This means that debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

Under each indenture (and the Bank Act in the case of subordinated indebtedness), subject to limited exceptions and applicable law, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect owners, and not registered holders, of the debt securities.

Street Name Owners. We may terminate an existing global security or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in street name. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will, subject to limited exceptions and applicable law, recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect owners, not registered holders, of those debt securities.

Registered Holders. Subject to limited exceptions, our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any other third parties employed by us, run only to the registered holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the registered holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the registered holders, and not the indirect owners, of the relevant debt securities. Whether and how the registered holders contact the indirect owners is up to the registered holders.

When we refer to “you” in this prospectus, we mean all purchasers of the debt securities being offered by this prospectus and the applicable supplements, whether they are the registered holders or only indirect owners of those debt securities. When we refer to “your debt securities” in this prospectus, we mean the debt securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

Unless otherwise noted in the applicable supplement, we will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any debt security for this purpose is called the “depositary” for that debt security. A debt security will usually have only one depositary but it may have more. Each series of debt securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	Euroclear Bank S.A./N.V., as operator of the Euroclear System, which is known as “Euroclear”;

•	Clearstream Banking, société anonyme, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable supplements.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that debt security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your debt securities will be named in the applicable supplements; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. The applicable supplements will not indicate whether your debt securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global security will not be a holder of the debt security, but only an indirect owner of an interest in the global security.

If an applicable supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “ — Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities. As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (such as Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to debt securities transfers. We do not recognize this type of investor or any intermediary as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the debt securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe above under “ — Who Is the Legal Owner of a Registered Debt Security?”;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances in which certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

the depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that debt security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated. If we issue any series of debt securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the debt securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Legal Owner of a Registered Debt Security?”

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and neither we nor the trustee for any debt securities is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the registered holders of those debt securities.

Considerations Relating to DTC

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds debt securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited debt securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation, which in turn is owned by a number of participants of DTC and members of the National Securities Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through DTC participants, who will receive a credit for the debt securities on DTC’s records. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the debt securities will be made by the relevant trustee to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Clearstream and Euroclear

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear have respectively informed us that Clearstream and Euroclear each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Clearstream and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream and Euroclear also deal with domestic securities markets in several countries through established depositary and custodial relationships. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Clearstream and Euroclear customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and Euroclear is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream. Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any debt securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

UNITED STATES FEDERAL INCOME TAXATION

This section describes the material United States federal income tax consequences to a United States holder (as defined below) of owning the securities we are offering. It is the opinion of Sullivan & Cromwell LLP, counsel to the Bank. It applies to you only if you hold your securities as capital assets for United States federal income tax purposes. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that actually or constructively owns 10% or more of the combined voting power of our voting stock or of the total value of our stock,

•	a person that owns notes that are a hedge or that are hedged against interest rate or currency risks,

•	a person that holds securities as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells securities as part of a wash sale for tax purposes, or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect, as well as on the U.S. — Canada Income Tax Convention (the “Treaty”). These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the securities.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

You are a United States holder if you are a beneficial owner of a security and you are, for United States federal income tax purposes:

•	a citizen or resident of the United States,

•

a domestic corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any subdivision thereof,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Consequences to Holders of Our Common Shares

This subsection discusses tax consequences relevant to the purchase, ownership and disposition of our common shares. United States federal income tax consequences relevant to preferred shares are not described in this prospectus and will be discussed in an applicable supplement.

The tax treatment of your shares will depend in part on whether or not we are classified as a passive foreign investment company, or PFIC, for United States federal income tax purposes. Except as discussed below under “— PFIC Rules,” this discussion assumes that we are not classified as a PFIC for United States federal income tax purposes.

Taxation of Distributions

Under the United States federal income tax laws, the gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes), other than certain pro-rata distributions of our shares, will be treated as a dividend that is subject to United States federal income taxation. If you are a noncorporate United States holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the shares generally will be qualified dividend income if, in the year that you receive the dividend, either the shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of the Treaty. Our shares are listed on the New York Stock Exchange and we believe that we are currently eligible for the benefits of the Treaty. We therefore expect that dividends on the shares will be qualified dividend income.

You must include any Canadian tax withheld from the dividend payment in this gross amount even though you do not in fact receive it. The dividend is taxable to you when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the shares and thereafter as capital gain.

Subject to certain limitations, the Canadian tax withheld in accordance with the Treaty and paid over to Canada will be creditable or deductible against your United States federal income tax liability. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates. To the extent a refund of the tax withheld or a reduction of the applicable withholding rate is available to you under Canadian law or under the Treaty, the amount of tax withheld that is refundable or that could have been reduced will not be eligible for credit against your United States federal income tax liability.

Dividends will generally be income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit allowable to you. Sale or Exchange of Common Shares

Subject to the PFIC rules described below, if you are a United States holder and you sell or otherwise dispose of your common shares, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your common shares. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

PFIC Rules

We believe that common shares should not currently be treated as stock of a PFIC for United States federal income tax purposes and we do not expect to become a PFIC in the foreseeable future. However, this conclusion is a factual determination that is made annually and thus may be subject to change. It is therefore possible that we could become a PFIC in a future taxable year. Any subsequent determinations that we make with respect to our PFIC status will be discussed in an applicable supplement.

In general, if you are a United States holder, we will be a PFIC with respect to you if for any taxable year in which you held our common shares:

•	at least 75% of our gross income for the taxable year is passive income or

•	at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income. For this purpose, income derived in the active conduct of our banking business should not be treated as passive income.

If we are treated as a PFIC, and you are a United States holder that did not make a mark-to-market election, as described below, you will generally be subject to special rules with respect to:

•	any gain you realize on the sale or other disposition of your shares and

•

any excess distribution that we make to you (generally, any distributions to you during a single taxable year, other than the taxable year in which your holding period in the shares begins, that are greater than 125% of the average annual distributions received by you in respect of the shares during the three preceding taxable years or, if shorter, your holding period for the shares that preceded the taxable year in which you receive the distribution).

Under these rules:

•	the gain or excess distribution will be allocated ratably over your holding period for the shares,

•

the amount allocated to the taxable year in which you realized the gain or excess distribution or to prior years before the first year in which we were a PFIC with respect to you will be taxed as ordinary income,

•	the amount allocated to each other prior year will be taxed at the highest tax rate in effect for that year, and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

If we are a PFIC in a taxable year and our shares are treated as “marketable stock” in such year, you may make a mark-to-market election with respect to your shares. If you make this election, you will not be subject to the PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your shares at the end of the taxable year over your adjusted basis in your shares. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the shares will be adjusted to reflect any such income or loss amounts. Any gain that you recognize on the sale or other disposition of your shares would be ordinary income and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss.

Your shares will generally be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your shares, even if we are not currently a PFIC.

In addition, notwithstanding any election you make with regard to the shares, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC (or are treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the preferential rates applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United States federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.

If you own shares during any year that we are a PFIC with respect to you, you may be required to file Internal Revenue Service (“IRS”) Form 8621.

Tax consequences to holders of our debt securities

This subsection deals only with debt securities that have all of the following features: (i) the debt securities are issued directly by us and not by our Chicago branch, (ii) the debt securities do not have Non-Viability Contingent Capital Provisions, (iii) the debt securities are due to mature 30 years or less from the date on which they are issued, and (iv) the terms of the debt securities are described in this prospectus. The United States federal income tax consequences of owning debt securities that are issued by our Chicago branch, debt securities with Non-Viability Contingent Capital Provisions, debt securities that are due to mature more than 30 years from their date of issue, and debt securities whose terms are not described in this prospectus will be discussed in an applicable supplement.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “— Original Issue Discount — General,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest that we pay on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “— Original Issue Discount”) and any additional amounts paid with respect to withholding tax on the notes, including withholding tax on payments of such additional amounts (“additional amounts”), is generally income from sources outside the United States and will generally be passive income for purposes of the rules regarding the foreign tax credit allowable to a United States holder.

Foreign Currency Notes — Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Foreign Currency Notes — Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the IRS.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “— Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and

•	then subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “— General,” the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in an applicable supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You would determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “— General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost,

•	the issue date of your debt security will be the date you acquired it, and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “ — Debt Securities Purchased with Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the IRS.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

2.	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•

the value of any variable rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

1.	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35, or

2.	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate, and

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate, and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points, or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “— Tax consequences to holders of our debt securities — Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you would reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss.

If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount.”

Debt Securities Purchased with Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	In the case of an initial purchaser, you purchase your debt security for less than its issue price as determined above under “— Original Issue Discount — General,” and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of a discount debt security for these purposes, you generally add any OID that has accrued on the notes prior to your acquisition of the notes to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1 percent of the debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•

subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— Original Issue Discount — Short-Term Debt Securities” or “— Debt Securities Purchased with Market Discount,” or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as United States source ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed Debt Securities, Exchangeable Debt Securities and Contingent Payment Debt Securities

An applicable supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index, debt securities that are exchangeable at our option or the option of the holder into debt securities or equity, debt securities that are subject to the rules governing contingent payment obligations and debt securities that may not be classified as debt for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Other Considerations

Foreign Account Tax Compliance Withholding

Pursuant to Sections 1471 through 1474 of the Code (which are commonly referred to as “FATCA”), a 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. To avoid becoming subject to the 30% withholding tax on payments to them, we and other non-U.S. financial institutions may be required to report information to the IRS regarding the holders of securities and to withhold on a portion of payments under the securities to certain holders that fail to comply with the relevant information reporting requirements (or hold securities directly or indirectly through certain non-compliant intermediaries). However, under proposed Treasury regulations, such withholding will not apply to payments made before the date that is two years after the date on which final regulations defining the term “foreign passthru payment” are enacted. Moreover, in the case of debt securities, such withholding would only apply to securities issued at least six months after the date on which final regulations defining the term “foreign passthru payment” are enacted. Holders are urged to consult their own tax advisors and any banks or brokers through which they will hold securities as to the consequences (if any) of these rules to them.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. The securities may be subject to these rules. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the securities.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally would apply to dividend payments on common stock and payments of principal and interest on debt securities made to you within the United States, and the payment of proceeds to you from the sale of securities effected at a United States office of a broker. Information reporting may also apply in respect of any OID that accrues on a note.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of dividend or interest payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

CANADIAN TAXATION

In the opinion of Osler, Hoskin & Harcourt LLP, our Canadian federal income tax counsel, the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires securities, including entitlement to all payments thereunder, as a beneficial owner pursuant to this Offering and who, at all relevant times, for purposes of the application of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Tax Act”), (1) is not, and is not deemed to be, resident in Canada; (2) deals at arm’s length with us and with any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of debt securities, (3) is not affiliated with us, (4) holds securities as capital property, (5) does not receive any payment of interest on the debt securities in respect of a debt or other obligation to pay an amount to a person with whom we do not deal at arm’s length, (6) does not use or hold the securities in a business carried on in Canada, (7) does not enter into, with respect to its securities, a “derivative forward agreement” as defined in the Tax Act and (8) is not a “specified shareholder” of the Bank as defined in subsection 18(5) of the Tax Act or a non-resident person not dealing at arm’s length with such “specified shareholder” (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary is based on the current provisions of the Tax Act and on counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice in respect of any particular issuance of securities, the terms and conditions of which will be material to the Canadian federal income tax considerations with respect thereto. Canadian federal income tax considerations applicable to securities may be described more particularly when such securities are offered (and then only to the extent material) in a prospectus supplement or pricing supplement related thereto if they are not addressed by the comments following and, in that event, the following will be superseded thereby to the extent indicated in such prospectus supplement or pricing supplement. These Canadian federal income tax considerations may also be supplemented, amended and/or replaced in a prospectus supplement or pricing supplement based on the terms and conditions of the securities issued thereunder. If securities are otherwise issued without disclosure of Canadian federal income tax considerations, prospective purchasers of such securities should consult their own tax advisors.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of securities should consult their own tax advisors having regard to their own particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the securities must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amounts subject to withholding tax and any capital gains or capital losses realized by a Holder may be affected by fluctuations in the Canadian / U.S. dollar exchange rate.

Shares

Dividends on the Shares

Dividends paid or credited on the shares or deemed to be paid or credited on the shares to a Holder will be subject to Canadian non-resident withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Holder is entitled under any applicable income tax convention between Canada and the country in which the Holder is resident. For example, under the Canada-U.S. Income Tax Convention (1980) (the “Convention”), where dividends on the shares are considered to be paid to or derived by a Holder that is the beneficial owner of the dividends and a U.S. resident for the purposes of, and is entitled to benefits in accordance with, the provisions of the Convention, the applicable rate of Canadian non-resident withholding tax is generally reduced to 15%.

Disposition of the Shares

A Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of shares, unless the shares are “taxable Canadian property” to the Holder for purposes of the Tax Act and the Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Holder is resident.

Generally, the shares will not constitute taxable Canadian property to a Holder at a particular time provided that the shares are listed at that time on a designated stock exchange (which includes the Toronto Stock Exchange), unless at any particular time during the 60-month period that ends at that time (1) the Holder, persons with whom the Holder does not deal with at arm’s length, or the Holder together with all such persons, has owned 25% or more of the issued shares of any class or series of our capital stock and (2) more than 50% of the fair market value of the shares was derived directly or indirectly from one or any combination of: (i) real or immovable properties situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, shares could be deemed to be taxable Canadian property. Holders whose shares may constitute taxable Canadian property should consult their own tax advisors.

Debt Securities

Interest paid or credited or deemed to be paid or credited by us on a debt security (including amounts on account of, or in lieu of, or in satisfaction of interest) to a Holder will not be subject to Canadian non-resident withholding tax, unless any portion of such interest (other than on a “prescribed obligation” described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. A “prescribed obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money and no amount payable in respect thereof, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon any of the criteria described in the preceding sentence. If any interest payable on a debt security, or any portion of the principal amount of a debt security in excess of its issue price, is to be calculated by reference to an index or formula, interest on the debt security, together with any such portion of such principal, may be subject to Canadian non-resident withholding tax.

In the event that a security which is not exempt from Canadian non-resident withholding tax under its terms is redeemed, cancelled, repurchased or purchased by us or any other person resident or deemed to be resident in Canada from a Holder or is otherwise assigned or transferred by a Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, or in certain cases, the price for which such debt security was assigned or transferred to the Holder by a person resident or deemed resident in Canada, the excess may be deemed to be interest and may, together with any interest that has accrued on the debt security to that time, be subject to Canadian non-resident withholding tax. Such excess will not be subject to Canadian non-resident withholding tax if, in certain circumstances, the debt security is considered an “excluded obligation” for purposes of the Act. A debt security that was issued for an amount not less than 97% of the principal amount (as defined for the purposes of the Act) of the debt security, and the yield from which, expressed in terms of an annual rate (determined in accordance with the Act) on the amount for which the debt security was issued does not exceed 4/3 of the interest stipulated to be payable on the debt security, expressed in terms of an annual rate on the outstanding principal amount from time to time will be an excluded obligation for this purpose.

Generally, there are no other taxes on income (including taxable capital gains) payable by a Holder on interest, discount, or premium in respect of a debt security or on the proceeds received by a Holder on the disposition of a debt security (including redemption, cancellation, purchase or repurchase).

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of (i) a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) an entity whose underlying assets include “plan assets” by reason of such plan’s investment in the entity (collectively, “Plans”) should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans, and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (“Similar laws”).

The acquisition and holding of the securities by a Plan with respect to which the Bank or certain of our affiliates is or becomes a party in interest or disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired and held pursuant to and in accordance with an applicable exemption. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities where neither the Bank nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Moreover, the United States Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions include:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding of the securities that it either (1) is not a Plan or a Non-ERISA Arrangement and is not purchasing those securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (2) the purchase and holding of the securities will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable.

Purchasers of the securities have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any securities to a Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement or that such investment is appropriate for such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell any of the securities at any time after effectiveness of the Registration Statement of which this prospectus forms a part in one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The offered securities may be distributed periodically in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

The applicable supplements will include:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any underwriting discounts or commissions or agency fees and other underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	the place and time of delivery of the securities; and

•	any securities exchange on which the securities may be listed.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times at a fixed public offering price or at varying prices. The underwriters may change from time to time any fixed public offering price and any discounts or commissions allowed or re-allowed or paid to dealers. If dealers are used in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the applicable supplements for such securities. If we grant any over-allotment option, the terms of the option will be set forth in the applicable supplements for the securities.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our securities to be issued on a delayed or contingent basis.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act. Any discounts or commissions that we pay them and any profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, to contribute with respect to payments which they may be required to make in respect of such liabilities and to reimburse them for certain expenses.

Certain underwriters, dealers and agents and their respective affiliates or associates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters, dealers and agents and their respective affiliates or associates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or may receive customary fees and expenses.

In the ordinary course of their various business activities, certain of the underwriters, dealers and agents and their respective affiliates, associates, officers, directors or employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Certain of the underwriters, dealers and agents and their respective affiliates or associates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Each series of offered debt securities and preferred shares will be a new issue of securities and will have no established trading market. Securities may or may not be listed on a national or foreign securities exchange or automated quotation system. Our common shares are currently listed on the NYSE and the TSX under the trading symbol “BMO.” Any underwriters or agents to whom securities are sold for public offering or sale may make, but are not required to make, a market in the securities, and the underwriters or agents may discontinue making a market in the securities at any time without notice. No assurance can be given as to the liquidity or the existence of trading markets for any securities.

Any underwriters used may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than would be the case in the absence of such transactions.

Selling Restrictions Outside the United States

Except as described in an applicable supplement, the Bank has taken no action that would permit a public offering of the securities or possession or distribution of this prospectus or any other offering material in any jurisdiction outside the United States where action for that purpose is required. Accordingly, each underwriter will be required to represent, warrant and agree that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells securities or possesses or distributes this prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and the Bank shall have no responsibility in relation to this.

With regard to each security, the relevant purchaser will be required to comply with those restrictions that the Bank and the relevant purchaser shall agree and as shall be set out in an applicable supplement.

Conflicts of Interest

Our affiliate, BMO Capital Markets Corp., may participate in the distribution of the securities as an underwriter, dealer or agent. Any offering of securities in which BMO Capital Markets Corp. participates will be conducted in compliance with the applicable requirements of FINRA Rule 5121, a rule of the Financial Industry Regulatory Authority, Inc. (“FINRA”). BMO Capital Markets Corp. will not participate in the distribution of an offering of securities that do not have a bona fide public market within the meaning of Rule 5121 or are not investment grade rated within the meaning of Rule 5121 or securities in the same series that have equal rights and obligations as investment grade rated securities unless either (1) each member firm responsible for managing the public offering does not have a conflict of interest within the meaning of Rule 5121, is not an affiliate of any member that does have a conflict of interest, and meets the requirements of Rule 5121 with respect to disciplinary history or (2) a qualified independent underwriter has participated in the preparation of the prospectus supplement or other offering document for the offering of securities and has exercised the usual standards of due diligence with respect thereto. Neither BMO Capital Markets Corp. nor any other FINRA member participating in an offering of these securities that has a conflict of interest will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

In compliance with the guidelines of FINRA, the maximum commission or discount to be received by the participating FINRA members may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

Market-Making Resale by Affiliates

This prospectus may be used by BMO Capital Markets Corp. or one or more of our other affiliates in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, BMO Capital Markets Corp. or one of our other affiliates may resell a security it acquires from other holders, after the original offering and sale of that security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, BMO Capital Markets Corp. or one of our other affiliates may act as principal or agent, including as agent for the counterparty in a transaction in which BMO Capital Markets Corp. or such other affiliate, as applicable, acts as principal, or as agent for both counterparties in a transaction in which BMO Capital Markets Corp. or such other affiliate, as applicable, does not act as principal. BMO Capital Markets Corp. or such other affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued. We do not expect to receive any proceeds from market-making transactions. We do not expect that BMO Capital Markets Corp. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlements dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST THE BANK, OUR MANAGEMENT AND OTHERS

The Bank is incorporated under the federal laws of Canada pursuant to the Bank Act. Substantially all of our directors and executive officers, including many of the persons who signed the Registration Statement on Form F-3, of which this prospectus forms a part, and some or all of the experts named in this document, reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon such persons, or to realize upon judgments rendered against the Bank or such persons by the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws.

We have been advised by our Canadian counsel, Osler, Hoskin & Harcourt LLP, that a judgment of a United States court predicated solely upon civil liability under such laws and that would not be contrary to public policy would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an original action could be brought successfully in Canada predicated solely upon such civil liabilities.

VALIDITY OF THE SECURITIES

The validity of the debt securities will be passed upon for the Bank by Sullivan & Cromwell LLP, New York, New York, as to matters of New York law, and by Osler, Hoskin & Harcourt LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario law. The validity of the common shares and preferred shares will be passed upon for the Bank by Osler, Hoskin & Harcourt LLP, Toronto, Ontario.

EXPERTS

The consolidated financial statements of the Bank as of October 31, 2021 and 2020 and for each of the years in the three-year period ended October 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting of the Bank as of October 31, 2021 have been incorporated by reference herein from the Bank’s Annual Report on Form 40-F for the year ended October 31, 2021, in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities registered under the Registration Statement of which this prospectus forms a part. Additional information about the estimated or actual expenses in connection with a particular offering of securities under the shelf will be provided in the applicable supplements.

Registration Statement filing fee	US$	3,893,400
Trustees’ fees and expenses	US$	200,000
Legal fees and expenses	US$	1,000,000
Accounting fees and expenses	US$	800,000
Printing costs	US$	200,000
Miscellaneous	US$	350,000
Total	US$	6,443,400

11,805,000 Common Shares

Common Shares

PROSPECTUS SUPPLEMENT

Lead Book-Running Manager

BMO Capital Markets

CIBC Capital Markets

RBC Capital Markets

Scotiabank

TD Securities

National Bank of Canada Financial Markets

Morgan Stanley

Canaccord Genuity

Cormark Securities

Credit Suisse Securities (USA) LLC

Desjardins Capital Markets

BofA Securities

Stifel GMP

Sera Global

iA Private Wealth Inc.

J.P. Morgan

Laurentian Capital (USA) Inc.

Manulife Securities Incorporated

Raymond James

December 13, 2022